SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

    Southwest Gas Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2016 Annual Meeting of Shareholders and Proxy Statement

Annual Meeting 2016 May 4, 2016 – Las Vegas, Nevada

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road

Las Vegas, Nevada 89150

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Wednesday, May 4, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Southwest Gas Corporation (the “Company”) will be held on Wednesday, May 4, 2016, at 4:00 p.m. PDT, at Cili Restaurant at Bali Hai Golf Club, 5160 Las Vegas Blvd. South, Las Vegas, Nevada 89119, for the following purposes:

(1)	To elect 11 directors of the Company;

(2)	To amend and reapprove the Company’s Restricted Stock/Unit Plan;

(3)	To approve an amendment to the Company’s Bylaws to reduce the upper and lower limits of the range of required directors;

(4)	To approve, on an advisory basis, the Company’s executive compensation;

(5)	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2016; and

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company established March 8, 2016, as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.

Shareholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE THE ACCOMPANYING PROXY BY TELEPHONE, INTERNET OR MAIL AT YOUR EARLIEST CONVENIENCE. IF YOU MAIL IN YOUR PROXY, PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE ACCOMPANYING YOUR PROXY CARD.

The Annual Report to Shareholders for the year ended December 31, 2015, and the Proxy Statement and accompanying Proxy Card are enclosed.

Directions to attend the Annual Meeting and vote in person are included on the map on page M-1 of the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 4, 2016: The proxy statement, the accompanying form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements, are available on the Internet at www.swgas.com/proxymaterials. Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

Karen S. Haller
Senior Vice President/General Counsel and Corporate Secretary

March 31, 2016

i

ii

John P. Hester, President and Chief Executive Officer

March 31, 2016

Dear Shareholders:

You are cordially invited to the Annual Meeting of Shareholders of Southwest Gas Corporation (the “Company”) scheduled to be held on Wednesday, May 4, 2016, at Cili Restaurant at Bali Hai Golf Club, 5160 Las Vegas Blvd. South, Las Vegas, Nevada 89119, commencing at 4:00 p.m. PDT. Your Board of Directors looks forward to greeting personally those shareholders able to attend.

At the meeting you will be asked to elect 11 directors, to amend and reapprove the Company’s Restricted Stock/Unit Plan, to approve an amendment to the Company’s Bylaws to reduce the upper and lower limits of the range of required directors, to approve, on a non-binding advisory basis, the Company’s executive compensation, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 and to transact such other business as may properly come before the meeting or any adjournment thereof. Your Board of Directors asks you to support the director nominees and to approve the amendments to the stock plan and Bylaws, executive compensation and ratification of our auditor.

It is important that your shares are represented and voted at the meeting regardless of the number of shares you own and whether or not you plan to attend. Accordingly, we request you vote the accompanying proxy by telephone, internet or mail at your earliest convenience.

Your interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

LOCATION OF 2016
SOUTHWEST GAS CORPORATION

# ANNUAL MEETING OF SHAREHOLDERS

Spring Mountain Rd.
Industrial Rd.
Twain
Sands
TI
Caesars Palace
N
Flamingo Rd.
Bellagio
Monte Carlo
New York New York
UNLV
Tropicana Ave.
Excalibur
Luxor Resort
Mandalay Bay Rd.
Hacienda
Las Vegas Blvd.
Paradise Rd.
Mandalay Bay Resort
Russell Rd.
McCarran Airport
Decatur Blvd.
Interstate 15
215
Town Square
Sunset Rd.
Las Vegas Blvd.

Complimentary valet parking is available.
Self-parking is on your right as you enter
the Bali Hai Golf Club grounds.

The meeting will be held in the **Cili Restaurant**.

Tropicana Ave.
N
Interstate 15
Las Vegas Blvd. (The Strip)
Mandalay Bay Resort
Russell Rd.
McCarran Airport
215
Sunset Rd.

M-1

SOUTHWEST GAS CORPORATION

5241 Spring Mountain Road • P.O. Box 98510

• Las Vegas, Nevada 89193-8510 •

PROXY STATEMENT

March 31, 2016

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Southwest Gas Corporation (the “Company”) for the 2016 Annual Meeting of Shareholders and for any adjournment or postponement of the Annual Meeting. We intend to make this Proxy Statement and a Proxy Card available to shareholders on our website at http://www.swgas.com/proxymaterials on or about March 31, 2016.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting and described in these materials, including the election of directors, the amendment and reapproval of the Company’s Restricted Stock/Unit Plan, the amendment of the Company’s Bylaws to reduce the limits of the range of required directors, the advisory approval of executive compensation, the ratification of the selection of our independent registered public accounting firm and the transaction of other business, if properly presented at the meeting.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 8, 2016, the record date for the Annual Meeting, are entitled to receive notice of and vote at the meeting. If you were a shareholder of record on that date, you are entitled to vote all of the shares that you held on that date at the meeting, or any adjournment or postponement of the meeting.

If your shares are registered directly in your name, you are the holder of record of those shares. As the holder of record, you are receiving these proxy materials directly from us and have the right to vote by mailing your Proxy Card directly to us, submitting your voting instructions via the Internet or by telephone or voting in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you must provide proof of identification, e.g., driver’s license, state picture identification or passport.

If you hold your shares in a brokerage account or through a bank or other holder of record, you are the beneficial owner of the shares, and the shares are held in “street name.” Your broker, bank or other holder of record (collectively referred to as “broker”) is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker how to vote by following the instructions that accompany these proxy materials or to vote in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you must provide proof of identification, e.g., driver’s license, state picture identification or passport, and proof that you were the owner of the shares on March 8, 2016, e.g., original brokerage statement.

If you hold your shares indirectly in the Southwest Gas Corporation Employees’ Investment Plan (the “EIP”), you have the right to direct the EIP trustee how to vote your shares by following the instructions from the EIP trustee accompanying the Proxy Statement. If you do not direct the EIP trustee how to vote your shares, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

How many votes do I have?

You have one vote for each share of the Company’s common stock (“Common Stock”) you owned as of the record date for the Annual Meeting.

How do I vote?

If you are a registered shareholder, you can vote either in person at the Annual Meeting or by proxy whether or not you attend the meeting. To vote by proxy, you must either:

*	Vote over the Internet at www.proxypush.com/swx by following the instructions on the enclosed Proxy Card;

*	Vote by telephone by calling toll-free 1-800-883-3382 on a touch-tone telephone and following the instructions on the enclosed Proxy Card; or

*	Complete the enclosed Proxy Card, sign it and return it in the enclosed postage-paid envelope.

If your shares are held in street name, you should follow the voting instructions provided by your bank or broker.

Can I revoke or change my vote?

Yes, you can revoke or change your vote at any time prior to the voting of your shares at the Annual Meeting by (a) casting a new vote by telephone or over the internet; (b) sending a new Proxy Card with a later date; (c) sending a written notice of revocation that is received on or prior to May 3, 2016, by mail to Wells Fargo Shareowner Services, Southwest Gas Corporation, P.O. Box 64945, Saint Paul, MN 55164-0945; or (d) voting by ballot at the Annual Meeting.

What are the Board’s recommendations?

The Board’s recommendations are set forth with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

*	FOR election of the nominated slate of directors (see Proposal 1);

*	FOR amendment and reapproval of the Restricted Stock/Unit Plan (see Proposal 2);

*	FOR amendment of our Bylaws to reduce the upper and lower limits of the range of required directors (see Proposal 3);

*	FOR approval, on an advisory basis, of executive compensation (see Proposal 4); and

*	FOR ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 (see Proposal 5).

With respect to any other matter that properly comes before the Annual Meeting, LeRoy C. Hanneman, Jr. and Michael J. Melarkey, the proxies designated by the Board and identified in the accompanying Proxy Card, will vote all proxies granted to them at their discretion.

How many votes must be present to hold the Annual Meeting?

We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the shares entitled to vote are represented in person or by proxy at the meeting. As of the record date, 47,464,353 shares of Common Stock were outstanding and the presence, in person or by proxy, of the holders of at least 23,732,177 shares of Common Stock will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the votes considered being present at the meeting.

A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange (the “NYSE”) determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The election of directors is not considered a “routine” matter. Similarly, the amendment and reapproval of the Restricted Stock/Unit Plan, the amendment to our Bylaws to reduce the limits of the required number of directors and the advisory vote to approve executive compensation are not considered “routine” matters. Therefore, beneficial owners that hold in “street name” will have to give voting instructions to their brokers in order for a broker to vote on those matters. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016 is considered a “routine” matter, and brokers have the discretionary voting power to vote on this matter without any instructions from the beneficial owners.

What vote is required to approve each Proposal?

Directors are elected by a plurality of the votes cast. The affirmative vote of a majority of shares of Common Stock represented and voting at a duly held Annual Meeting at which a quorum is present (which shares of Common Stock voting affirmatively also constitute at least a majority of the required quorum) is necessary to amend and reapprove the Restricted Stock/Unit Plan, ratify PricewaterhouseCoopers LLP’s selection as the independent registered public accounting firm for the Company for fiscal year 2016 and to approve, on an advisory basis, the Company’s executive compensation. Although the result of the vote to approve executive compensation is non-binding, the Board will consider the outcome of the vote when making future executive compensation decisions. The affirmative vote of a majority of the outstanding shares of Common Stock is necessary to approve the proposal to amend the Company’s Bylaws to reduce the upper and lower limits of the range of required directors.

Do I have an opportunity to cumulate my votes for director nominees?

Shareholders have cumulative voting rights for the election of directors if certain conditions are met. Shareholders entitled to vote may cumulate their votes for a candidate or candidates placed in nomination at the meeting if, prior to the voting at the meeting, notice has been given that a shareholder intends to cumulate his or her votes. A shareholder deciding to cumulate his or her votes may cast as many votes as there are directors to be elected, multiplied by the number of shares of Common Stock held by such shareholder on the record date. The votes may be cast for one candidate or allocated among two or more candidates in any manner the shareholders choose. If any shareholder has given notice of cumulative voting, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting will have no impact on the result of the election of directors at the Annual Meeting because there is only one nominee for each of the 11 seats on the Board.

If our proxies determine that shareholders exercise cumulative voting rights to elect one or more candidates, our proxies will:

*	determine the number of directors they can elect;

*	select such number from among the named candidates;

*	cumulate their votes; and

*	cast their votes for each candidate among the number they can elect.

How are my votes counted?

*	Election of Directors: You may vote “FOR all nominees (except as marked)” or “WITHHELD from all nominees.” If you mark “FOR all nominees (except as marked),” your votes will be counted for each of the other director nominees you do not list. Abstentions and broker non-votes shall have no effect on the election of directors.

*	Amendment and Reapproval of Restricted Stock/Unit Plan: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the amendment and reapproval of the Restricted Stock/Unit Plan. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the approval of the proposal.

*	Bylaw Amendment To Reduce Upper and Lower Limits of Range of Required Directors: You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the proposal to amend the Bylaws. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have the effect of a vote against the approval of the proposal.

*	Advisory Vote To Approve Executive Compensation: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the advisory vote to approve executive compensation. The result of the vote to approve executive compensation is non-binding, and the Board will consider the outcome of the vote when making future executive compensation decisions. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the approval of the proposal.

*	Ratification of the selection of PricewaterhouseCoopers LLP: You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016. If you “ABSTAIN” or if your shares are treated as a broker non-vote, your votes will be counted for purposes of establishing a quorum and will have no effect on the ratification of the proposal.

We will appoint either one or three inspectors of election in advance of the meeting to tabulate votes, to ascertain whether a quorum is present and to determine the voting results on all matters presented to Company shareholders.

What if I do not vote for any or all of the matters listed on my Proxy Card?

If you return a signed Proxy Card without indicating your vote on any or all of the matters to be considered at the Annual Meeting, your shares will be voted “FOR” the director nominees listed on the Proxy Card, “FOR” the amendment and reapproval of the Restricted Stock/Unit Plan, “FOR” the proposal to amend the Bylaws to reduce the upper and lower limits of the range of required directors, “FOR” the advisory vote to approve executive compensation and “FOR” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016. If you hold your shares in “street name” and do not provide instructions to your broker, your shares will not be voted in the election of directors, in the advisory vote to approve executive compensation, with respect to the Restricted Stock/Unit Plan or with respect to the proposal to amend the Bylaw’s and will be voted at your broker’s discretion on the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

Are proxy materials available on the Internet?

The Notice of 2016 Annual Meeting of Shareholders and Proxy Statement and the 2015 Annual Report to Shareholders are available at http://www.swgas.com/proxymaterials.

Why did I receive a full set of the proxy materials instead of a Notice of Internet Availability of Proxy Materials?

This year, for our Annual Meeting, all shareholders are being delivered paper copies of our proxy materials. In the past, we have, from time to time, utilized SEC rules that allow companies to furnish their proxy materials over the Internet, and accordingly, have sent to our shareholders an Internet Availability Notice regarding Internet availability of proxy materials for those years’ annual meetings. In the future, we may again take advantage of the SEC rules, and in such years, will send to our shareholders an Internet Availability Notice for those years’ annual meetings.

Can the shares that I hold in a brokerage account or the EIP be voted if I do not instruct my broker or the EIP trustee?

*	Shares held in street name: If you do not instruct your broker to vote your shares of Common Stock held in street name, your broker has the discretion to vote your shares on all routine matters scheduled to come before the Annual Meeting. If any matters to be considered at the meeting are viewed as “non-routine,” your broker does not have discretion to vote your shares and, if you do not give your broker voting instructions, your broker will vote your shares as broker non-votes. The election of directors, the advisory vote to approve executive compensation, the amendment and reapproval of the Restricted Stock/Unit Plan and the proposal to amend the Bylaws are not considered “routine” matters, and in order to vote on these matters, you will need to instruct your broker on how to vote your shares. The ratification of the selection of the Company’s independent registered public accounting firm is “routine,” and your broker will have the discretion to vote your shares unless you provide voting instructions.

*	Shares held in the EIP: If you do not provide instructions to the EIP trustee for the shares of Common Stock that you hold in the EIP, then the EIP trustee will vote your shares in the same proportion as the shares for which timely instructions were received from other EIP participants.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. However, if you give your proxy and other matters are properly brought before the meeting, your shares will be voted at the discretion of the proxies, unless otherwise instructed.

What Rules of Conduct will govern the Annual Meeting?

To ensure that our Annual Meeting is conducted in an orderly fashion and the shareholders wishing to speak at the meeting have a fair opportunity to do so, we will have certain guidelines and rules for the conduct of the meeting, which we will provide to those attending the meeting.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who is soliciting my proxy?

Your proxy is being solicited by the Board, and the Company will bear the entire cost of the proxy solicitation. Morrow & Co., LLC (“Morrow”), 470 West Avenue, Stamford, CT 06902 has been employed to assist in obtaining proxies from certain shareholders at an estimated cost of $9,000, plus certain expenses. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to you, if your shares are held in “street name.” Morrow will reimburse them for their expenses in providing the materials to you. In addition, solicitation by our directors, officers or employees in person or by telephone, e-mail or facsimile may supplement solicitation of proxies. No additional compensation will be paid for such services.

GOVERNANCE OF THE COMPANY

Board of Directors

Under the provisions of the California Corporations Code and the Company’s Bylaws, the Company’s business, property and affairs are managed by or under the direction of the Board. The Board is kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided by management and by participating in Board and committee meetings.

Independence

The Board has determined that directors Boughner, Cárdenas, Chestnut, Comer, Hanneman, Mariucci, Melarkey, Thoman, Thomas and Wright have no material relationships with the Company and are independent (“Independent Directors”). The Board has also determined that all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent.

In making these determinations, the Board reviewed all transactions or relationships with the Company using a definition of “material relationships” that (i) includes the criteria listed in Section 303A of the listing requirements of the NYSE and (ii) presumes that matters not subject to disclosure pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and matters above the Item 404 threshold which are authorized by the Company’s regulatory tariffs, are not “material relationships.” The definition of “material relationships” for directors on the Audit Committee also includes the criteria listed in Section 10A(m)(3) of the Exchange Act. The definition of “material relationships” for directors serving on the Compensation Committee also includes the criteria listed in Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code (the “Code”). The independence criteria used are included in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.swgas.com. The Board based its independence determination primarily on a review of the responses of the directors and officers to questions regarding employment and compensation history, affiliations and family relationships and on discussions with directors.

In concluding that the directors listed above are independent, the Board reviewed a transaction between the Company and Switch Ltd., a company in which director Thomas has an interest. The Nominating and Corporate Governance Committee, excluding director Thomas, has reviewed the Switch transaction annually since 2011 under the Company’s policy for related person transactions, taking into account all relevant information, and as discussed further below, has determined each year that director Thomas does not have a direct or indirect material interest in the transaction. The primary considerations in this determination are that the transaction represents much less than 1% of Switch’s annual revenues and director Thomas’ minority ownership position in Switch. Based on the committee’s recommendation and its own review, the Board has determined that director Thomas is an Independent Director.

The Switch transaction involves the purchase by the Company of datacenter and communications-related products and services from Switch Ltd. and certain of its affiliates (“Switch”). Director Thomas owns, either directly or indirectly, an approximate 6.6% equity interest in Switch. Director Thomas’ family members own collectively, either directly or indirectly, approximately 16.25% of the equity interests of Switch. We expect to pay Switch approximately $600,000 in 2016, with the potential for increased payments thereafter. In its review of the transaction, in addition to the bases for determining that director Thomas has no direct or indirect material interest in the transaction, the Nominating and Corporate Governance Committee and the Board concluded that the following facts and circumstances further support director Thomas’ independence: (i) that the commercial relationship with Switch was negotiated on an arm’s-length basis, in the ordinary course of business; (ii) that Switch is a leading provider of the services it provides to the Company and was selected by the Company’s information services department through an RFP process, without any involvement by director Thomas; (iii) the passive nature of director Thomas’ involvement in Switch, including that he is neither an officer nor employee of Switch, he is a non-managing member of Switch, and he does not have an active role in providing services to Switch; and (iv) the immaterial dollar amounts that we have paid (or are expected to pay in fiscal year 2016) to Switch and the competitive rates at which such amounts were paid (as validated by the RFP process and the rates paid for comparable services form a third party at the Company’s other datacenter facility). Additionally, the board of directors considered the nature and scope of the relationship of director Thomas’ family with Switch, which is passive in nature and does not involve any relative of director Thomas acting as an officer or employee of Switch or in any similar capacity.

Board Meetings

The Board held six regular meetings in 2015 and an organizational meeting immediately following the 2015 Annual Meeting of Shareholders. Each incumbent director attended more than 75% of the Board and committee meetings on which he or she served during 2015. Non-management directors are expected to meet in an executive session at least four times a year, and the Independent Directors are expected to meet at least once a year. These sessions are presided over by Michael J. Melarkey, Chairman of the Board (the “Chair”), who is the current “Presiding Director.”

Board Leadership Structure

The policy of the Board is that the role of Chair should be separate from that of the Chief Executive Officer (“CEO”). The Chair is elected annually, at the organizational meeting, by the full Board. Every three years or upon a Chair’s resignation, retirement, or failure to be reelected to the Board by shareholders, the Board conducts an in-depth assessment of potential candidates for that position. The Board believes that this leadership structure is the appropriate structure for the Company because it allows the Board to exercise true independent oversight of management. It is the Board’s intention to reelect director Melarkey as Chair, subject to his reelection as a director at the Annual Meeting of Shareholders.

Risk Oversight

The entire Board is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk-aware and risk-adjusted decision making throughout the Company.

Regulation by various state and federal utility regulatory commissions is one of the key risks that is accepted as a part of being a public utility. The limits imposed on the Company as a public utility permeate its business operating model (including pricing of services, authorized areas of service and obligations to serve the public). Other risks are associated with credit, liquidity, cybersecurity and operational matters and have evolved with changes in the natural gas industry.

The nature of these risks and the continuing obligations imposed on the Company, as a public utility, resulted in the integration of risk assessment in the normal business oversight process. The Board receives regular reports from management in areas of material risk to the Company, including credit risk, liquidity risk and operational risk. Credit and liquidity risks are addressed in the review of capital budgets and ongoing capital requirements. Liquidity risks are also addressed in the review of gas supply acquisition and related regulatory cost recovery. Operational risks are addressed in the review of operating budgets and related regulatory compliance requirements, including pipeline safety requirements. Cybersecurity is a priority of the Board that is regularly addressed as a separate topic. The full Board receives these reports, as well as regular reports on the Company’s enterprise risk management program, from management to help enable it to oversee and manage the Company’s risks in these areas. This oversight responsibility rests with the full Board and is not assigned to any of the permanent committees.

Committees of the Board

The permanent Board committees are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Pension Plan Investment Committee. Each committee has established responsibilities, and the Audit, Compensation and Nominating and Corporate Governance Committees have detailed charters designed to satisfy applicable legal and regulatory requirements. The Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors as outlined above. We refer to the committees of the Board by the name of the specific committee or, where it is clear by the context of the discussion, simply as the “committee.”

The Audit Committee, whose functions are discussed here and below under the caption “Audit Committee Information,” is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. It consists of directors Thoman (Chair), Boughner, Chestnut, Comer, Hanneman and Thomas. The committee meets periodically with management to consider, among other things, the adequacy of the Company’s internal controls and financial reporting process. The committee also discusses these matters with the Company’s independent registered public accounting firm, internal auditors and Company financial personnel. The Board has determined that directors Comer and Thoman each qualify as an “audit committee financial expert,” as the term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

The Compensation Committee is responsible for determining CEO compensation and making recommendations to the Board annually on such matters as directors’ fees and benefit programs, executive compensation and benefits and compensation and benefits for all other Company employees. The committee’s responsibilities, as outlined in its charter, cannot be delegated without Board approval. The committee receives recommendations from management on the amount and form of executive and director compensation; however, the committee has the ability to directly employ consultants to assess the executive compensation program. The committee is also responsible for the “Compensation Committee Report” and related disclosures contained in this Proxy Statement. The committee consists of directors Boughner (Chair), Chestnut, Comer, Melarkey and Wright.

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding nominees to be proposed for election as directors; evaluating the Board’s size, composition, organization, processes, practices and number of committees; and developing the criteria for the selection of directors. The committee considers written suggestions from shareholders regarding potential nominees for election as directors. The process for selecting directors is addressed in more detail below under the caption “Selection of Directors.” The committee is also charged with the responsibility of developing and recommending to the Board corporate governance principles and implementing and monitoring compliance with the Company’s Code of Business Conduct and Ethics. The committee consists of directors Hanneman (Chair), Cárdenas, Mariucci, Melarkey, Thoman and Wright.

The Pension Plan Investment Committee establishes, monitors and oversees, on a continual basis, asset investment policy and practices for the Company’s defined benefit retirement plan. The committee consists of directors Mariucci (Chair), Cárdenas, Shaw and Thomas.

During 2015, the Audit Committee held six meetings, the Compensation Committee held four meetings, the Nominating and Corporate Governance Committee held four meetings and the Pension Plan Investment Committee held three meetings.

The charters for the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics that applies to all employees, officers and directors are available on the Company’s website at http://www.swgas.com. Print versions of these documents are available to shareholders upon request directed to the Corporate Secretary, Southwest Gas Corporation, 5241 Spring Mountain Road, Las Vegas, NV 89150.

Selection of Directors

We believe the Board should be composed of individuals with varied, complementary backgrounds, who possess certain core competencies, some of which may include broad experience in business, finance or administration, and familiarity with national and international business matters and the energy industry. Additional factors that will be considered in the selection process include the following:

*	Independence from management;

*	Diversity, age, education and geographic location;

*	Knowledge and business experience;

*	Integrity, leadership, reputation and ability to understand the Company’s business;

*	Existing commitments to other businesses and boards; and

*	The current number and competencies of our existing directors.

We define “diversity” in a broad sense, i.e., age, race, color, gender, geographic origin, ethnic background, religion, disability and professional experience. Neither the Nominating and Corporate Governance Committee nor the Board has a policy with regard to the consideration of diversity in identifying director nominees. However, the Nominating and Corporate Governance Committee takes diversity into consideration as it does the other factors listed above in selecting the director nominees for approval by the Board. The Nominating and Corporate Governance Committee does not assign a specific weight to any one factor.

The Nominating and Corporate Governance Committee will consider director candidates suggested by shareholders by applying the criteria for candidates described above and considering the additional information referred to below. Shareholders who would like to suggest a candidate should write to the Company’s Corporate Secretary and include:

*	A statement that the writer is a shareholder and is proposing a candidate for consideration as a director nominee;

*	The name of and contact information for the candidate;

*	A statement of the candidate’s business and educational experience;

*	Information regarding each of the factors listed above, sufficient to enable the committee to evaluate the candidate;

*	A statement detailing any relationship between the candidate and the Company, Company affiliates and any competitor of the Company;

*	Detailed information about any relationship or understanding between the proposing shareholder and the candidate;

*	Information on the candidate’s share ownership in the Company; and

*	The candidate’s written consent to being named a nominee and serving as a director, if elected.

When seeking a candidate for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The committee may also retain a search firm to identify potential candidates.

The Nominating and Corporate Governance Committee has an ongoing program of identifying potential director candidates throughout the Company’s service territories. As candidates are identified, their qualifications are reviewed in light of the selection criteria, as outlined above. Whether any of such candidates are selected depends upon the current director composition, the dynamics of the Board and the ongoing requirements of the Company.

Shareholders may also nominate a person for election to the Board at an annual meeting by giving written notice to the Company not less than 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, or within 10 days after notice is mailed or public disclosure is made regarding either a change of the annual meeting by more than 30 days or a special meeting at which directors are to be elected. In order to make such a nomination, a shareholder is required to include in the written notice the following:

*	As to each person whom the shareholder proposes to nominate for election or reelection as a director, all the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act;

*	Each person’s written consent to being named a nominee and serving as a director, if elected;

*	The name and address of the proposing shareholder or beneficial owner; and

*	The class and number of shares of the Company’s Common Stock held directly or indirectly by the proposing shareholder.

Shareholder Nominees

There have been no director nominees submitted by shareholders for consideration for election at this year’s Annual Meeting of Shareholders, and the deadline for submissions has passed.

Transactions with Related Persons

The Company has written policies and procedures for the review, approval and ratification of transactions with related persons. The policy addresses transactions in which the Company was or is a participant, the amount exceeds $120,000 and a related person had or will have a direct or indirect material interest. The definition of “related person” includes any director, officer, nominee for director or five percent beneficial owner and any of their immediate family members. These transactions will be reported to the Company’s General Counsel, reviewed by the Nominating and Corporate Governance Committee and approved or ratified only if the committee determines that the transaction is not inconsistent with the best interests of the Company. The policy, included in the Company’s Corporate Governance Guidelines, is available on the Company’s website at http://www.swgas.com.

Each transaction with a related person is unique and must be assessed on a case-by-case basis. In determining whether or not a transaction is inconsistent with the best interests of the Company, the Nominating and Corporate Governance Committee considers all of the relevant facts and circumstances available to the committee, including without limitation:

*	The related person’s interest in the proposed transaction;

*	The approximate dollar value of the amount involved in the proposed transaction;

*	The approximate dollar value of the amount of the related person’s interest in the proposed transaction without regard to the amount of any profit or loss;

*	Whether the transaction is proposed to be, or was, undertaken in the ordinary course of business of the Company;

*	Whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

*	The purpose of, and the potential benefits to the Company from, the transaction;

*	The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; and

*	Any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Company was engaged in one reportable related person transaction during 2015. The transaction involves a consulting agreement with an entity owned by Dr. Joseph W. Haller, the spouse of Karen S. Haller, the Company’s General Counsel and Corporate Secretary. The agreement the Company entered into with Dr. Haller in 2008 was designed to secure computer application development/support for the Company’s transmission pipeline integrity management program and engineering data analysis services. The Company’s actual cost under the agreement for 2015 was $150,583. In December 2015, the agreement was renewed for the calendar year 2016 at an expected cost of $175,000. The Nominating and Corporate Governance Committee determined that Ms. Haller has a direct material interest in the transaction; however, consistent with the Company’s related person transaction policy, the committee determined that entering into and continuing the agreement is not inconsistent with the best interests of the Company. Given the valuable skill set that Dr. Haller possesses, the Company anticipates that the agreement may continue to be extended periodically.

Directors and Officers Share Ownership Guidelines

In order to better align the interests of management and the Board with that of all shareholders, the Company has adopted Common Stock ownership guidelines for directors and officers.

Each outside director is required to retain at least five times the value of his or her annual cash retainer in Company Common Stock (or equivalents), and a portion of this ownership requirement equal to at least two times the annual cash retainer must be Company Common Stock purchased by the outside director. Each outside director is required to fulfill the purchase requirement within two years of beginning service on the Board. All equity compensation received by each outside director must be held until end of service on the Board. All outside directors are currently in compliance with these guidelines.

Each Company officer is required to accumulate Company Common Stock with a target value equal to a multiple of the officer’s base salary, ranging from one times base salary for vice presidents, three times base salary at the senior vice president level and above and five times base salary for the Chief Executive Officer. If an officer has not yet reached the applicable target ownership requirement, he or she is required to retain a portion of the shares of Company Common Stock acquired from any stock option exercise or the vesting of restricted stock units or performance shares. The applicable retention rate is 75% for the Chief Executive Officer and 50% for all other officers. Qualified shares include Common Stock owned directly by the officer or his or her spouse, Company Common Stock held by the officer or his or her spouse in the Company’s 401(k) or Dividend Reinvestment Plan and performance-based restricted stock units and performance shares which have been granted but are subject to time vesting requirements. All officers are currently in compliance with these guidelines.

Compensation Committee Interlocks and Insider Participation

Board members who served on the Compensation Committee during 2015 were directors Boughner, Chestnut, Comer, Melarkey, Thoman and Wright. None of these directors has ever been an officer or employee of the Company or any of its subsidiaries, and no “compensation committee interlocks” existed during 2015. No member of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K of the Exchange Act.

Director Attendance at Annual Meetings

We normally schedule Board meetings in conjunction with each annual meeting of shareholders and each director nominee is expected to attend the Board meetings and the annual meeting of shareholders. Last year, all of the directors attended the 2015 Annual Meeting of Shareholders.

Communications with Directors

Any shareholder and other interested parties who would like to communicate with the Board, the Presiding Director or any individual director can write to:

Southwest Gas Corporation

Corporate Secretary

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, NV 89193-8510

Depending on the subject matter, the Corporate Secretary will either:

*	Forward the communication to the director or directors to whom it is addressed;

*	Attempt to handle the inquiry directly, for example, where it is a request for information about the Company or a stock-related matter; or

*	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

If the communication is addressed to the Presiding Director, the communication will be forwarded directly to the Presiding Director and will not be processed by the Corporate Secretary. At each regular Board meeting, management presents a summary of all communications received since the last Board meeting which were not previously forwarded and such communications are made available to all of the directors.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Election of the Director Nominees.

Names, Qualifications and Reasons for Selection of Nominees

Each director elected at an annual meeting will serve until the next annual meeting and until his or her successor is elected and qualified. Each of the nominees was elected to his or her present term of office at the 2015 Annual Meeting. The authorized number of directors is currently fixed at 12. Director Shaw will not be nominated for reelection at this year’s Annual Meeting. As a result, the Board has determined to fix the number of authorized directors at 11, effective upon the election of directors at the Annual Meeting.

The director nominees, as outlined below, possess core competencies in the areas of business, finance and administration and have a familiarity with regional and national business matters and the energy industry. The nominees, as a group, have integrity, varying ages, experience in accounting and construction in both residential and commercial markets and reside or do business in a cross-section of the Company’s service territories.

The 11 nominees for director receiving the highest number of votes, a plurality, will be elected to serve until the next Annual Meeting. The names of the nominees, their principal occupation and the Board’s reasons for their selection are set forth on the following pages. Except as noted, each of the nominees has held the position below his or her name for at least the past five years.

Robert L. Boughner

Executive Vice President and Chief Business Development Officer

Boyd Gaming Corporation

Director Since: 2008

Board Committees: Audit, Compensation (Chair)

Mr. Boughner, 63, has served as a director of the Boyd Gaming Corporation (“Boyd”) since April 1996 and has more than 25 years of senior management experience with Boyd. Mr. Boughner announced that he will retire, effective summer 2016, from serving as Boyd’s Executive Vice President and Chief Business Development Officer, a position he has held since December 2009, but he will remain a member of Boyd’s board of directors following his retirement. Additionally, from January 2009 through November 2012, Mr. Boughner served as the President and Chief Operating Officer of Marina District Development Company (“MDDC”), a 50-50 joint venture of Boyd and MGM Resorts International. MDDC owns and operates the Borgata Hotel Casino and Spa and the Water Club in Atlantic City, New Jersey. He also served as President and Chief Executive Officer of Boyd’s Echelon Place project, from July 2005 through the sale of the project in March 2013. Prior to his work on Echelon, Mr. Boughner held the position of Chief Executive Officer of MDDC from January 1999 through June 2006. Prior to his initial service with MDDC, Mr. Boughner served as Chief Operating Officer and Senior Executive Vice President of Boyd, from April 1990 and May 1998, respectively, through October 2001. He is active in civic and industry affairs and recently served on the board of directors of Western Alliance Bank.

The Board determined that Mr. Boughner should serve as a director of the Company because of his business and leadership experience with Boyd both in Nevada and nationally, as well as his experience as a director of Boyd and the Western Alliance Bank.

José A. Cárdenas

Senior Vice President and General Counsel

Arizona State University

Director Since: 2011

Board Committees: Nominating and Corporate Governance, Pension Plan Investment

Mr. Cárdenas, 63, has been Senior Vice President and General Counsel for Arizona State University (“ASU”) since January 2009. In addition to serving as chief legal officer of the University, he serves as a representative on and to the boards of directors of ASU affiliated and related entities such as the ASU Foundation. From 1982 through 2008, Mr. Cárdenas was a partner in the Phoenix based law firm of Lewis and Roca. He was the firm’s managing partner (chief executive) from 1999 to 2003 and then the firm’s chairman from 2003 through 2008. Mr. Cárdenas is a native of Las Vegas, Nevada. He received his undergraduate degree from the University of Nevada, Las Vegas in 1974 and a law degree from Stanford University Law School in 1977. Mr. Cárdenas has been admitted to practice law in Arizona, California, the Ninth Circuit Court of Appeals and the United States Supreme Court and is a member of various bar associations, including the Hispanic National Bar Association. Mr. Cárdenas is a member of the board of directors of Swift Transportation Company (NYSE: SWFT). He is active in community and charitable activities, including service as a trustee of the Virginia G. Piper Charitable Trust. He is a past chairman of the boards of Greater Phoenix Leadership, Valley of the Sun United Way, the Translational Genomics Research Institute and O’Connor House.

The Board determined that Mr. Cárdenas should serve as a director because of his business and legal experience and his leadership experience as a director of Swift Transportation Company and as a trustee or chairman for a number of private foundations and institutes.

Thomas E. Chestnut

Retired Construction Executive

Director Since: 2004

Board Committees: Audit, Compensation

Mr. Chestnut, 65, was the owner, President and Chief Executive Officer of Chestnut Construction Company from 1990 until 2013. After serving in Vietnam with the U.S. Army, he began a career in the construction industry in 1972 with Del Webb Corporation. Leaving Del Webb in 1980 as Manager of Commercial Operations, Mr. Chestnut took a position with The Wray Company, a commercial contractor and wholly owned subsidiary of Weyerhaeuser Company. He remained with Wray until 1990 when he founded Chestnut Construction Company in Tucson, Arizona. Mr. Chestnut is a past president and life director of the Arizona Builders Alliance and a past president of the Arizona Building Chapter of the Associated General Contractors of America. He is a past chair and life trustee of the Carondelet Foundation, a member and past president of the Tucson Conquistadors and a member and past director of the Centurions of St. Mary’s Hospital. Mr. Chestnut was named the 2001 Tucson Small Business Leader of the Year by the Tucson Metropolitan Chamber of Commerce and the 2002 Arizona Small Business Person of the Year by the United States Small Business Administration.

The Board determined that Mr. Chestnut should serve as a director of the Company because of his business experience in the residential and commercial construction businesses, his leadership experience in managing his construction business and his commitment to civic and charitable organizations in southern Arizona. In addition, the Board has based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

Stephen C. Comer

Retired Managing Partner

Deloitte & Touche LLP

Director Since: 2007

Board Committees: Audit, Compensation

Mr. Comer, 66, received his degree in business administration from California State University Northridge in 1972. He began his career with Arthur Andersen LLP in Los Angeles and established Arthur Andersen’s Las Vegas office, as its managing partner, in 1985. Leaving Arthur Andersen in 2002, Mr. Comer took a position as partner with Deloitte & Touche LLP and was promoted to managing partner of its Nevada practice in 2004. He retired in 2006. He serves as a director of Pinnacle Entertainment, Inc. (NYSE: PNK). He is a member of the American Institute of Certified Public Accountants and the Nevada Society of Certified Public Accountants and holds professional CPA licenses in the states of California (inactive) and Nevada. He is also involved in numerous civic, educational and charitable organizations.

The Board determined that Mr. Comer should serve as a director of the Company because of his business, accounting and auditing experience with Arthur Andersen LLP and Deloitte & Touche LLP and his leadership positions with both entities, as well as his experience as a director of Pinnacle Entertainment, Inc.

LeRoy C. Hanneman, Jr.

Retired Construction Executive

Private Investor

Director Since: 2009 (also Director September 2003 to March 2008)

Board Committees: Audit, Nominating and Corporate Governance (Chair)

Mr. Hanneman, 69, received his undergraduate degree in construction engineering from Arizona State University. From 2002 until his retirement in 2010, he was the Chief Executive Officer and managing member of Element Homes, L.L.C., a homebuilding and real estate development company with projects in the metropolitan Phoenix, Arizona area. Mr. Hanneman is a 35-year veteran of the housing industry and former President, Chief Operating and Executive Officer of Del Webb Corporation. Mr. Hanneman left Del Webb Corporation after its merger with Pulte Homes Corporation in 2001. He has served on a number of charitable organization boards including United Way, Boy Scouts of America and Boys & Girls Clubs of America.

The Board determined that Mr. Hanneman should serve as a director of the Company because of his business and leadership experience in the housing industry with Del Webb Corporation throughout the Company’s service territory.

John P. Hester

President and Chief Executive Officer

Southwest Gas Corporation

Director Since: 2015

Board Committees: None

Mr. Hester, 53, has been President and Chief Executive Officer since March 2015 and was named President in August 2014. Mr. Hester joined the Company in 1989, and has been named to various positions at the Company, such as Director/Regulatory Affairs and Systems Planning in 2002, Vice President/Regulatory Affairs and Systems Planning in 2003, Senior Vice President/Regulatory Affairs and Energy Resources in 2006, and Executive Vice President in 2013. Prior to joining Southwest Gas, he worked at the Illinois Department of Energy and Natural Resources, as well as the Illinois Commerce Commission. He received his bachelor’s and master’s degrees in economics from Northern Illinois University. Mr. Hester currently serves on the American Gas Association Board of Directors, the Opportunity Village Foundation Board of Directors, the Catholic Charities of Southern Nevada Board of Trustees, the College of Southern Nevada Foundation Board of Trustees and the Las Vegas Metro Chamber of Commerce Board of Trustees.

The Board determined that Mr. Hester should serve as a director because, as President and Chief Executive Officer of the Company, he has an intimate working knowledge of all aspects of the Company’s operations.

Anne L. Mariucci

Retired Construction Executive

Private Investor

Director Since: 2006

Board Committees: Nominating and Corporate Governance, Pension Plan Investment (Chair)

Ms. Mariucci, 58, has over 30 years of experience in homebuilding and real estate. Prior to 2003, Ms. Mariucci held a number of senior executive management roles with Del Webb Corporation and was responsible for its large-scale community development and homebuilding business. She also served as President of Del Webb following its merger with Pulte Homes, Inc. in 2001 until 2003. Since 2003, she has been affiliated with the private equity firms Hawkeye Partners (Austin, Texas) and Glencoe Capital (Chicago, Illinois). Ms. Mariucci received her undergraduate degree in accounting and finance from the University of Arizona and completed the corporate finance program at the Stanford University Graduate School of Business. She serves as a director of Corrections Corporation of America (NYSE:CXE), Taylor Morrison Home Corporation (NYSE: TMHC), Banner Health, the Arizona State University Foundation and the Fresh Start Women’s Foundation. Ms. Mariucci is a past chairman of the Arizona Board of Regents and served on the board from 2006 to 2014. She is a past director of the Arizona State Retirement System, Scottsdale Healthcare and Action Performance Companies, as well as a past trustee of the Urban Land Institute.

The Board determined that Ms. Mariucci should serve as a director of the Company because of her experience as a director of other publicly traded companies and business and financial experience in the housing industry with Del Webb Corporation and Pulte Homes throughout the Company’s service territories, as well as her commitment to government, civic and charitable organizations throughout Arizona.

Michael J. Melarkey

Retired Partner

Avansino, Melarkey, Knobel, Mulligan & McKenzie

Chairman and Manager

Pioneer Crossing Casinos

Director Since: 2004

Chairman of the Board

Board Committees: Compensation, Nominating and Corporate Governance

Mr. Melarkey, 66, was a partner in the law firm of Avansino, Melarkey, Knobel, Mulligan & McKenzie for more than 35 years until the firm’s merger in July 2015 with McDonald, Carano and Wilson, a statewide Nevada law firm (MCW). He received his undergraduate degree from the University of Nevada, Reno, his law degree from the University of San Francisco and his masters in laws in taxation from New York University. Mr. Melarkey was actively engaged in private legal practice in Reno, Nevada from 1976 until his firm’s merger with MCW. Following the merger, Mr. Melarkey was named Of Counsel with MCW and also became employed by the Pioneer Crossing Casinos as Chairman and Manager. Mr. Melarkey is a former member of the American Bar Association and the International Association of Gaming Lawyers and is licensed to practice law in the State of Nevada. He is a trustee of the Bretzlaff Foundation, the Robert S. and Dorothy J. Keyser Foundation, the Roxie and Azad Joseph Foundation and the E. L. Wiegand Trust. He is Vice President of Miami Oil Producers, Inc. and has ownership interests in the Pioneer Crossing Casino in Fernley, Nevada, the Pioneer Crossing Casino in Dayton, Nevada, and the Pioneer Crossing Casino in Yerington, Nevada. He also serves as a director of the Bancroft Fund, Ltd., the Ellsworth Growth and Income Fund, Ltd., the Gabelli Dividend & Income Trust, the Gabelli Global Utility and Income Trust, GDL Fund, the GAMCO Global Gold, Natural Resources & Income Trust by Gabelli, and the GAMCO Natural Resources, Gold & Income Trust by Gabelli, all closed-end mutual funds.

The Board determined that Mr. Melarkey should serve as a director because of his business and legal experience, his leadership abilities as a trustee for a number of private foundations and as a director of a number of closed-end mutual funds. In addition, the Board has based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 2004.

A. Randall Thoman

Retired Partner

Deloitte & Touche LLP

Director Since: 2010

Board Committees: Audit (Chair), Nominating and Corporate Governance

Mr. Thoman, 64, received his degree in accounting from the University of Utah and has been a Certified Public Accountant for more than 30 years. He began his career with Deloitte & Touche LLP and became a Partner in June 1991. For 15 years, Mr. Thoman was the Partner with primary responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based companies registered with the SEC. Mr. Thoman retired from Deloitte & Touche LLP in October 2009. He currently serves on the Audit Committee of SLS Hotel & Casino Las Vegas. Mr. Thoman also served on the board of SHFL Entertainment, Inc. until its acquisition in 2013.

The Board determined that Mr. Thoman should serve as a director of the Company because of his business, accounting and auditing experience with Deloitte & Touche LLP and his leadership positions at the firm, his experience with SEC reporting and compliance, as well as his experience as a former director of several non-profit entities.

Thomas A. Thomas

Managing Partner

Thomas & Mack Co. LLC

Director Since: 2008

Board Committees: Audit, Pension Plan Investment

Mr. Thomas, 58, received his undergraduate degree in finance and his juris doctorate from the University of Utah. After obtaining his law degree, he joined Valley Bank of Nevada and held various executive positions with the bank until its merger with Bank of America in 1992. After the merger, he became managing partner of Thomas & Mack Co., an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, and Utah. Mr. Thomas is actively involved in numerous charitable organizations including the Opportunity Village Foundation, the UNLV Foundation Advisory Board, the Las Vegas Rotary Club and the Las Vegas Area Council of the Boy Scouts of America. He is a member of the Nevada Bar Association and was instrumental in establishing the Thomas & Mack Legal Clinic and Moot Court Facility at the UNLV Boyd School of Law.

The Board determined that Mr. Thomas should serve as a director because of his banking and business experience, his familiarity with the commercial markets throughout the Company’s service territories and his commitment to civic and charitable organizations in southern Nevada.

Terrence “Terry” L. Wright

Owner/Chairman of the Board of Directors

Nevada Title Company

Director Since: 1997

Board Committees: Compensation, Nominating and Corporate Governance

Mr. Wright, 66, received his undergraduate degree in business administration and his juris doctorate from DePaul University. He joined Chicago Title Insurance Company while in law school and after graduation remained with the company and eventually moved to its Las Vegas, Nevada office. In 1978, he acquired the assets of Western Title to form what is now Nevada Title Company. Mr. Wright is the chairman of the board and majority owner of Westcor Land Title Insurance Company, which is licensed to issue policies of title insurance in 48 states. He is a member of the California and Illinois bar associations and has served on the board of directors for Nevada Land Title Association and the Tournament Players Club at Summerlin. He is a past chairman of the Nevada Development Authority, the Nevada Chapter of the Young Presidents’ Organization, the UNLV Foundation and the Council for a Better Nevada. Mr. Wright also serves on the board of directors of Golden Entertainment (NASDAQ: GDEN).

The Board determined that Mr. Wright should serve as a director because of his business and leadership experience with Nevada Title Company and Westcor Land Title Insurance Company, his familiarity with residential and commercial markets throughout the Company’s service territories, as well as his commitment to civic and charitable organizations in southern Nevada. In addition, the Board has based its recommendation on his knowledge of the business and operations of the Company, resulting from his service as a director since 1997.

Securities Ownership by Directors, Director Nominees, Executive Officers, and Certain Beneficial Owners

Directors, Director Nominees and Executive Officers. The following table discloses all Common Stock beneficially owned by the Company’s directors, the nominees for director and the executive officers of the Company, as of March 8, 2016.

Directors, Nominees & Executive Officers	No. of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
Robert L. Boughner	31,279		*
José A. Cárdenas	13,856		*
Thomas E. Chestnut	23,576		*
Stephen C. Comer	23,076	(3)	*
LeRoy C. Hanneman, Jr.	20,547	(4)	*
John. P. Hester	67,155	(5)(6)	*
Anne L. Mariucci	22,576		*
Michael J. Melarkey	26,911		*
Jeffrey W. Shaw	100,514	(7)	*
A. Randall Thoman	17,443	(8)	*
Thomas A. Thomas	21,779		*
Terrence L. Wright	32,576		*
Roy R. Centrella	38,082	(6)	*
William N. Moody	25,905	(9)	*
Karen S. Haller	25,511	(6)(10)	*
Eric DeBonis	23,043		*
Other Executive Officers	122,362	(11)	*

All Directors and Executive Officers	636,191	(12)	1.34%

(1)	Common Stock holdings listed in this column include performance shares granted to the Company’s executive officers under the Company’s Management Incentive Plan in 2014, 2015, and 2016, restricted stock units granted to the Company’s executive officers under the Company’s Restricted Stock Unit Plan (the “RSUP”) in 2014, 2015 and 2016 and restricted stock units granted to the Company’s directors under the RSUP.

(2)	“*”No individual officer or director owned more than 1% of outstanding Common Stock.

(3)	The holdings include 3,500 shares over which Mr. Comer has shared voting and investment power with his spouse through a family trust.

(4)	The holdings include 4,190 shares over which Mr. Hanneman has shared voting and investment control with his spouse through a family trust.

(5)	The holdings include 7,765 shares over which Mr. Hester’s spouse has voting and investment control.

(6)	Number of shares does not include 28,018 shares held by the Southwest Gas Corporation Foundation, which is a charitable trust. Messrs. Hester and Centrella and Ms. Haller are trustees of the Foundation but disclaim beneficial ownership of the shares held by the foundation.

(7)	The holdings include 96,393 shares over which Mr. Shaw has shared voting and investment power with his spouse through a family trust.

(8)	The holdings include 2,994 shares over which Mr. Thoman has shared voting and investment power with his spouse through a family trust.

(9)	The holdings include 115 shares over which Mr. Moody has shared voting and investment power with his children through custodial accounts.

(10)	The holdings include 984 shares over which Ms. Haller’s spouse has voting and investment control.

(11)	The holdings of other executive officers include 3,600 shares that may be acquired through the exercise of options under the Option Plan.

(12)	The holdings of the directors and executive officers combined include 3,600 shares that may be acquired through exercise of options under the Option Plan.

Beneficial Owners. BlackRock Inc. reported on Schedule 13G, filed on January 27, 2016, ownership in excess of 5% of the Company’s Common Stock. The Vanguard Group, Inc. reported on Schedule 13G, filed on February 11, 2016, ownership in excess of 5% of the Company’s Common Stock. GAMCO Investors, Inc. et. al. reported on Form 13D, filed on August 11,

2015, ownership in excess of 5% of the Company’s Common Stock. The holdings of these entities on the dates noted in the filings and as a percentage of the shares outstanding on March 8, 2016, are as follows:

Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Common Stock
BlackRock Inc.(1)	4,536,057	9.56%
55 East 52nd Street New York, New York 10055
The Vanguard Group, Inc.(2)	3,511,354	7.40%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
GAMCO Investors, Inc. et. al.(3)	3,044,315	6.41%
One Corporate Center Rye, New York 10580

(1)	BlackRock Inc. has sole voting power over 4,395,199 shares, no voting power over 140,858 shares and sole dispositive power over all of the shares beneficially owned.

(2)	The Vanguard Group, Inc. has sole voting power over 63,542 shares, shared dispositive power over 59,542 shares and sole dispositive power over 3,451,812 of the shares beneficially owned.

(3)	GAMCO Investors, Inc. et. al. has sole voting power over 2,894,845 shares, no voting power over 149,470 shares and sole dispositive power over all of the shares beneficially owned.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company has procedures in place to assist directors and executive officers in complying with Section 16(a) of the Exchange Act, which includes the preparation of forms for filing. Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during 2015 with the reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our 2015 executive compensation program, the compensation decisions made by the Compensation Committee (the “committee”) under our executive compensation program and the factors considered in making such decisions. This section focuses on the compensation of the Company’s named executive officers (“NEOs”) for fiscal 2015, who were:

*	John P. Hester, President and Chief Executive Officer

*	Roy R. Centrella, Senior Vice President/Chief Financial Officer

*	William N. Moody, Executive Vice President

*	Karen S. Haller, Senior Vice President/General Counsel and Corporate Secretary

*	Eric DeBonis, Senior Vice President/Operations

*	Jeffrey W. Shaw, former Chief Executive Officer (retired March 1, 2015)

Executive Summary

Objectives

The objectives of our executive compensation program are to:

*	Align the interests of the NEOs with those of the Company, its customers and its shareholders;

*	Recruit, retain and motivate executive talent;

*	Be fair and competitive; and

*	Recognize and reward performance that meets or exceeds the Company’s targets.

2015 Incentive Compensation and Performance

Our annual incentive compensation plan (the Management Incentive Program or “MIP”) is based on performance in the five core areas set forth below, and our long-term incentive program (the Restricted Stock/Unit Plan or “RSUP”) is based on the average MIP payout for the last three years. If awards are earned, the MIP pays out in a range between 70% and 140% of the target award amount for each officer, and RSUP awards can range from between 50% to 150% of target awards. In 2015, the results in the five core performance areas, each of which is weighted 20% in the overall MIP payout percentage, were as follows:

*	Return-On-Equity (“ROE”). We achieved ROE of 7.46% in our regulated utility segment (between our threshold of 6.58% and target of 7.55%) for a payout of 19.44%, or 97.2% of target.

*	Customer Satisfaction. We achieved 92.75% customer satisfaction in 2015 (above our target of 90% and below the 97% maximum) for a payout 23.14%, or 115.7% of target.

*	Customer-To-Employee Ratio. The end of the year ratio was 881-to-1 (between our threshold of 879-to-1 and target of 888-to-1) for a payout of 15.33%, or 76.7% of target.

*	Operating Cost Increases. Costs increased 3.29% year-over-year (between our threshold of 4.10% and target of 3.10%) for a payout of 18.86%, or 94.3% of target.

*	Safety. Damage per 1,000 tickets was 1.78 (better than our maximum goal of 1.80), and response time within 30 minutes was 67.4% (above our target of 65% and below the maximum of 70%), for a combined payout of 25.92%, or 129.6% of target.

For most officers, including Ms. Haller and Messrs. Moody and DeBonis, these results aggregated for a MIP payout of 103% of target and an RSUP payout of 132.5% of target (based on a three-year MIP average of 113%). In addition to the five core measures set forth above, the 2015 incentive programs for Messrs. Hester and Centrella and Shaw also included a performance measure based on our Canadian construction services operations. For these executives ROE and construction services were each weighted as 10% of the total MIP payout percentage, and each of the other four measures was weighted 20%. Below threshold results for the construction services performance measure negatively impacted payouts for these NEOs, which were 93% of target for the MIP and 125% of target for the RSUP (based on a three-year MIP average of 110%).

We believe that our compensation program, by focusing on the core fundamentals of our business, has been and continues to be successful at motivating the operational and strategic achievements that foster the creation of shareholder value over the long term. 2015 was another year of strong results for the metrics emphasized by the MIP and RSUP, and the committee sees significant linkage between the Company’s achievements in these areas and the impressive record of shareholder returns over the last several years. Recent accomplishments include the following:

*	Basic earnings per share remained strong in 2015 at $2.94 despite nearing the end of a five-year rate case moratorium in Arizona.

*	Dividends declared per share were $1.32 in 2013, $1.46 in 2014 and $1.62 in 2015. In February 2016, the Board increased the quarterly dividend from 40.5 cents to 45 cents per share ($1.80 on an annual basis and an 11% increase), effective with the June 2016 payment.

*	In 2015, our natural gas operations achieved record operating margin of $891 million and invested $438 million in our gas system.

*	Our Paiute Pipeline subsidiary completed a 35-mile, $35 million lateral interconnect with Ruby Pipeline to increase gas supply deliverability to Elko, Nevada.

*	We received approval of a $43.5 million infrastructure replacement mechanism in Nevada in 2015, and the Company now has the ability to reduce regulatory lag in all three of its state jurisdictions through various forms of infrastructure tracking mechanisms.

*	Centuri Construction Group, our primary construction services subsidiary (Centuri), successfully completed the integration of the Link-Line Group of Companies following their fourth quarter 2014 acquisition, including implementing the Company’s internal control structure over the acquired operations.

*	In 2015, Centuri’s combined operations produced record revenues of $1 billion and contributed record net income of $26.7 million.

Past performance has established a strong financial platform for sustainable growth into the future, and these recent accomplishments are expected to contribute to our ability to provide total shareholder returns over the long term. Going forward, we expect further alignment between executive compensation and shareholder returns as our NEOs are currently working through RSUP performance periods that will be subject to the total shareholder return (TSR) modifier recently implemented by the committee. The TSR modifier applies to each RSUP performance period starting with the period beginning in 2015 (to modify awards payable from and after the end of 2017).

Program Design

Compensation for NEOs includes:

*	Cash in the form of base salary;

*	Annual at-risk variable incentive compensation in the form of cash and stock-based compensation under the MIP;

*	Long-term at-risk variable incentive compensation in the form of restricted stock units under the RSUP;

*	Cash bonuses, under exceptional circumstances;

*	Perquisites in the form of car allowances, cable internet access, allowances for annual physical examinations, life insurance and financial and estate planning allowances; and

*	Other benefits that include the same group health and welfare benefit programs and tax-qualified retirement plans available to all employees, as well as executive nonqualified retirement plans.

None of the NEOs have employment agreements with the Company. Long-term incentive compensation and a significant portion of annual incentive compensation, when earned, are delivered as stock-based awards to align management interests with those of shareholders. Service vesting of these stock-based awards, in addition to retirement benefits, promotes long-term employment commitments. The performance measures selected to drive achievements in the core areas of our business are designed to create appropriate alignment between the interests of management and those of our customers.

Base salary is designed to approximate the median (50th percentile) of the amounts paid by peer group companies (as discussed below), and we seek to set overall compensation to be competitive in a range of plus or minus 15% of the peer group median. For 2015, overall total direct compensation for the NEOs, as a group, was below the median of the peer group.

Current vs. At-Risk Compensation

Total direct compensation of the Company’s NEOs, other than base salary, is at risk and must be earned by achieving annual and long-term performance goals. The portion of total direct compensation designed to be paid in base salary versus variable pay depends upon the NEO’s position and the ability of that position to influence outcomes, as well as compensation market factors and risk mitigation considerations. The principal executive officer (“PEO”) has the largest portion of pay at risk. In 2015, the percentage of targeted total direct compensation opportunity at risk or earned by achieving performance goals was approximately 64% for the PEO, and, for the other NEOs, the average percentage of such compensation at risk was approximately 52%.

Commitment to Best Practices

We are committed to adopting executive compensation policies that are consistent with best practices. We annually review all elements of NEO pay and, where appropriate for the business and shareholders, make changes to incorporate current best practices. In keeping with best practices, we have:

*	Adopted stock ownership guidelines for all NEOs and directors, with retention thresholds set at a meaningful factor times annual base salary;

*	Aligned pay practices with shareholder and customer interests, with an eye toward remaining competitive;

*	Reviewed, analyzed and considered whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company, and concluded that no such material risks were identified;

*	A compensation committee that is composed of only independent directors;

*	An independent compensation consultant retained by, and which reports to, the committee and has no other business with the Company;

*	Annual reviews of our compensation peer group;

*	Regular briefings from the committee’s compensation consultant regarding key trends;

*	An annual review of PEO performance;

*	No employment agreements between the Company and the NEOs;

*	Change in control agreements with the NEOs, which do not provide for tax gross-ups or severance amounts that exceed more than three times base pay and bonus, and which do include double trigger vesting provisions for equity awards;

*	No cash dividends paid on unvested stock-based awards (in lieu of cash dividends, recipients receive additional restricted stock-based awards that will vest/forfeit based on the same measures applicable to the underlying awards); and

*	No tax reimbursements or gross-ups for life insurance, bonus, trusts or stock vesting.

Summary of Changes to Compensation Program

Shareholders supported the Company’s executive compensation with a positive “say-on-pay” vote of over 98% of the votes cast at our 2015 Annual Meeting. In light of this support, the committee determined to make only limited changes to the executive compensation programs described in our 2015 Proxy Statement. Notably, however, the committee revised how the Company’s incentive compensation plans measure performance of the Company’s construction services segment. For plan year 2016, the construction services performance measure will be based on the performance of the Company’s entire construction services segment (Centuri). This is a departure from the approach to plan year 2015, when the construction services performance measure was focused exclusively on Canadian construction operations to stress the importance of the integration of the Link-Line Group of Companies following their acquisition in the fourth quarter of 2014. As in 2015, for plan year 2016, the construction services performance measure will only factor into the incentive compensation awards of a select group of the NEOs, which will include Messrs. Hester and Centrella and Ms. Haller. For these executives, the weighting of ROE will be reduced to 10%, construction services will be weighted 10%, and the other four core areas will each be weighted 20%.

The remainder of this Compensation Discussion and Analysis offers a detailed explanation of the Company’s compensation policies and decisions with respect to the NEOs.

Compensation Program Administration

The committee administers the executive compensation program. The committee annually reviews and approves the corporate goals and objectives relevant to the PEO’s compensation, the PEO’s performance in relation to such goals and objectives and, together with the other Independent Directors of the Board of Directors, the PEO’s actual compensation. The committee also reviews, together with the PEO, and approves the salaries and incentive compensation for the other executive officers.

Management, including the NEOs, provides guidance to, and receives direction from, the committee regarding the executive compensation program. Management annually provides information to the committee regarding what it believes to be appropriate levels of the various elements of direct compensation (including target awards for incentive compensation), as well as the thresholds, targets and maximums of the performance measures used in the MIP. Information is gathered from Company operating data, external independent surveys and publicly available compensation comparisons.

While consultants may be retained by management to assess the compensation program, the committee has the authority, independent of management, to employ and retain consultants to assist it in establishing the executive compensation program objectives and in determining whether the objectives have been satisfied. The committee engaged Pay Governance as an independent consultant to perform a competitive pay benchmarking analysis of the officers, independent from management’s recommendations. Pay Governance’s engagement with the committee also included a review of the Company’s internal director compensation comparison. Pay Governance did not receive any fees from the Company for services other than the fees paid with respect to executive and director compensation services.

For 2015, the committee also analyzed whether the work of any executive compensation advisor raised any conflict of interest, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The committee determined, based on its analysis of all relevant factors, that no conflicts of interest were present.

Compensation Program Objectives, Key Considerations and Principles

The objectives of the compensation program are to recruit, retain, reward and motivate talented executives and to align their interests with our customers and shareholders, while eliciting long-term employment commitments. We also aim to set NEO salaries and incentive compensation opportunities at levels that ensure reasonableness, market competitiveness and internal equity for each position. The Company’s customer service obligations shape the overall structure of the program, and the committee developed the program to address the key business considerations and related compensation principles discussed below:

*	Pay for performance. The committee is firmly committed to providing the Company’s executives with incentive compensation opportunities tied to the measures of performance that it believes lead to shareholder value creation. We also recognize that we are in a competitive environment for executives, and the compensation program should reward strong performance. Accordingly, a significant portion of each NEOs total direct compensation is at risk and must be earned by achieving annual and long-term performance goals, and we calibrate the size and form of potential incentive awards to be appropriately competitive within the relevant market for executive talent.

*

The Company prioritizes safety and customer satisfaction. As a public utility, the Company is committed to providing its customers safe, continuous service at reasonable rates. The committee has implemented compensation performance measures focused on safety and customer satisfaction, in addition to placing additional emphasis on increasing productivity and containing costs, to motivate achievement of these long-term corporate and customer goals. In principle, the committee has designed compensation incentives to create appropriate alignment of management’s interests with the Company’s customers.

*	Shareholder value is promoted by aligning management interests with the Company’s shareholders. The committee seeks to align management’s interest with shareholders by (i) requiring meaningful officer stock ownership, (ii) providing significant components of incentive compensation based on total shareholder return, ROE and construction services performance measures, which foster growth in both our regulated and unregulated business segments and (iii) delivering long-term incentive compensation and a significant portion of annual incentive payouts in the form of equity subject to service vesting.

*	Customer-oriented achievements foster enhanced shareholder value. The Company strives to work collaboratively with regulators to achieve positive results for both customers and shareholders, and we recognize that customer satisfaction and the Company’s safety record are both essential elements in the regulatory process. By emphasizing the Company’s core mission and values of safety, service and reliability, the committee believes that it motivates achievements that are the platform for increased shareholder returns.

*	As a public utility, the Company has a lower risk tolerance. The committee has designed incentive compensation, and implemented other policies, with a view to mitigating risk. The performance measures employed in the Company’s incentive compensation programs, in addition to being reflective of the Company’s core mission and business strategies, are also interdependent such that overemphasis by management in one area (such as cost containment) has the potential to negatively impact performance in other areas (such as customer satisfaction ratings and incident response times). We believe that the tension between the measures mitigates risk, and we believe that we can further mitigate risk by capping incentive award payouts and by setting target opportunities at levels that strike a reasonable balance among base salary and both annual and long-term incentives. Our belief is that stock ownership guidelines also instill a sense of ownership by management that disincentivizes focusing on short-term results at the expense of long-term value.

*	The Company operates in a highly regulated environment. Our compensation program must be responsive to the regulatory environment we face as a public utility. Compensation costs, like all utility operating expenses, are subject to reasonableness and prudence reviews by the regulatory bodies with jurisdiction over our operations. Performance measures for operational efficiencies, safety and overall customer satisfaction, which are connected to customer goals, have historically been recognized in the regulatory review process. The committee considers the potential for regulatory recovery of compensation expenses in connection with contemplated program design changes.

*	Long-term corporate goals require long-term executive employment commitments. The Company’s deep understanding of the utility industry and its regulatory landscape, peer company relationships, reputation and institutional knowledge are chiefly derived from long-tenured executives. Because these attributes enhance our ability to increase shareholder value, achieve operational efficiencies and provide continued exceptional customer satisfaction over the long-term, we utilize awards subject to service vesting, retirement benefit opportunities and post-termination benefits with the objective of attracting and retaining a talented management team over long-term employment commitments.

*	The executive compensation program should be prospective. The committee does not take into consideration the results of previously earned performance awards and the deferral of cash compensation in establishing the appropriate level of future compensation. The committee does, however, take into consideration the Company’s past performance in determining the long-term performance awards and in setting new performance targets.

We discuss the elements of compensation employed to achieve our objectives, consistent with the foregoing compensation principles, below.

Elements of Compensation Program and Why We Pay Each Element

The nature of the Company’s operations and competitive considerations have led the committee to design and employ a compensation program that we believe is comparable to compensation programs widely used in the industry by public utilities and accepted by various utility regulatory agencies. To accomplish our objectives, the program is designed to respond to changing market conditions and to offer a broad spectrum of compensation opportunities. Performance is the critical component of the program, and both individual and overall Company performance can impact an officer’s level of compensation on an annual basis. The elements of the executive compensation program for the NEOs and the purpose for providing each element are set forth below:

Element	Purpose	Summary of Features
Base Salary	* Recognize NEO leadership responsibilities and value of executive’s position to the Company. * Serve as a competitive compensation foundation.

*   Targeted at 50th percentile of peer group companies.

*   Adjustments are made based upon the value of the position to the business, the performance of the individual and pay relative to the appropriate comparison market.

Annual Incentive Plan (MIP)

*   Encourage and reward NEO contributions in achieving performance goals through cash and equity incentives based on performance.

*   Align management interests with customers and shareholders.

*   Mitigate risk through selection of interdependent performance measures.

*   Address individual performance goals for the NEOs.

*   Retain management with awards subject to service vesting.

*   Support Board’s dividend policy.

*   Awards are earned based on achievement of interdependent customer and shareholder performance goals.

*   Awards paid out annually 60% in cash and 40% in equity subject to service vesting.

*   Equity awarded cliff vests three years after the award date, assuming continued service.

*   NEO award values are subject to downward adjustment for failure to satisfy individual goals.

*   No awards paid if annual dividends do not meet or exceed those of prior year.

Long-Term Incentive Plan (RSUP)

*   Provide executives with an incentive to work toward.

*   Align management interests with customers and shareholders.

*   Mitigate risk though selection of interdependent performance measures.

*   Retain management with awards subject to service vesting.

*   Awards are earned based on three-year average of MIP performance achievements.

*   Awards paid out 100% in equity subject to service vesting.

*   Restricted stock awards vest 40% one year after the award date and 30% following each of the next two years, assuming continued service.

*   Starting with awards payable for plan year 2017, value of awards earned based on three-year MIP performance average may be adjusted (up or down) based on total shareholder return versus peer companies.

Bonuses	* Recognize exceptional performance or significant achievements that fall outside of an NEO’s core responsibilities.	* Paid in cash in extraordinary circumstances.
Executive Health, Welfare and Retirement Benefits

*   Provide executives reasonable and competitive benefits.

*   Encourage savings for retirement.

*   Retain executives with pension benefits subject to service vesting.

*   Deemphasize direct compensation.

*   Mitigate the impact of limits on qualified plan benefits imposed by the Internal Revenue Code.

*   Health and welfare benefits consistent with standard benefits provided to all employees.

*   401(k) plan and non-qualified deferred compensation plans allow for deferral of compensation and certain Company matching contributions on such deferrals.

*   Qualified and supplemental non-qualified pension benefits.

Change-In-Control Arrangements

*   Ensure attention and dedication to performance without distraction in the circumstance of a potential change in control of Southwest Gas.

*   Enables executives to maintain objectivity with respect to merger or acquisition offers considered by the Board.

*   Double trigger change-in-control severance agreements without any tax gross up.

*   Severance payment of three times annual compensation for PEO.

*   Accelerated vesting of equity awards.

*   Potential increase to supplemental pension benefit.

Salaries and performance-based compensation are linked to recognize each officer’s responsibilities and individual contribution to the success of the Company. As explained in greater detail below, an officer’s award opportunity is based on a percentage of salary and, as a result, will move in relation to changes in salary. How an officer satisfies his or her direct individual responsibilities can also impact the level of an individual officer’s performance-based compensation. Exemplary performance is expected and rewarded with the compensation elements of the program, while poor performance may result in the reduction or possible elimination of an award under the MIP. Exceptional individual performance or significant achievements that fall outside of an NEO’s core responsibilities may warrant cash bonuses on occasion.

Incentive award opportunities under both the MIP and RSUP increase with the ability of a position to influence outcomes. Risk mitigation is achieved by capping incentive award payouts and setting target opportunities at levels that strike a reasonable balance among base salary and both annual and long-term incentives. Long-term incentive compensation and a significant portion of annual incentive compensation is awarded, when earned, in the form of stock-based compensation to align management interests with those of shareholders. Full value share awards, such as restricted stock and performance shares, are granted instead of stock options based on accounting considerations and because their value is more tangible to management. When awards are earned through performance, equity compensation granted to executives is subject to service vesting requirements to promote long-term employment commitments.

The availability of pension benefits allows the Company to deemphasize total direct compensation while still remaining competitive. The level of deferral opportunities under the Company’s qualified and nonqualified plans, however, do not influence the committee’s decisions regarding the appropriate level of overall compensation. Welfare benefits and perquisites are also viewed by the committee on a stand-alone basis. The Company has not entered into employment agreements with any of the NEOs. However, post-termination benefits, which are influenced by current salary levels, are provided by change in control agreements, as applicable.

How we determine the amounts paid for each element of compensation, including additional discussion of certain key features of these elements, is set forth below.

How We Determine Amounts Paid for Each Element of Compensation Program

Salaries and performance-based compensation paid to the NEOs are determined by using a variety of sources, including compensation surveys prepared by the American Gas Association, Towers Watson, the HayGroup and Mercer for the components of compensation and competitive market compensation levels. Each source discussed below serves as only one component of the committee’s analysis, and no one resource is weighted more heavily than any other in the committee’s analysis or decisions.

Compensation is reviewed annually and is subject to mid-year adjustment. In determining compensation for July 1, 2015 through June 30, 2016, the committee, in consultation with Pay Governance, referenced an internal annual compensation comparison performed by the Company (“Company Study”). Pay Governance also conducted its own study (“Pay Governance Study”), which compared the Company’s compensation packages, including base salary, total cash compensation and total direct compensation (which also includes stock-based awards under the MIP and the RSUP), to compensation data from two primary sources: 1) published compensation surveys that best represent the Company in the marketplace, and 2) peer company proxy filings, from a peer group of comparable companies primarily developed by Towers Watson and the Company (as described below). The structures of the incentive, deferred compensation and supplemental retirement programs of the Company were also reviewed in comparison to structures of peers. Methods similar to those used in the Pay Governance Study were employed in annual compensation comparisons and analyses performed by the Company and Towers Watson in 2014, which the committee used in determining compensation for July 1, 2014 through June 30, 2015.

In addition to reviewing published market surveys, the Pay Governance Study and the Company Study included compensation comparison and analysis using proxy peer data. The peer group for both studies was composed of 16 companies in the utility industry that are deemed to be of comparable size and to have similar basic structure and operational complexity, which at the time of selection had no less than half and no more than twice the reported revenue of the Company. The peer group included the following companies:

* AGL Resources, Inc.	* ONE Gas
* Atmos Energy Corporation	* Piedmont Natural Gas Co., Inc.
* Avista Corporation	* Pinnacle West Capital Corporation
* Black Hills Corporation	* PNM Resources, Inc.
* Great Plains Energy, Inc.	* Portland General Electric Company
* The Laclede Group Inc.	* Questar Corporation
* New Jersey Resources Corporation	* Vectren Corporation
* Northwestern Corporation	* Westar Energy, Inc.

The committee sets base salaries for the NEOs at amounts that approximate the 50th percentile of the amounts paid by the peer group of companies discussed above. The committee’s goal is for overall compensation at target to be competitive in a range plus or minus 15% from the peer group median (“target range”). The selection of this range is designed to be comparable and competitive with the peer group, to address the regulatory environment in which the Company operates and to provide a reasonable range of incentives to reward performance. For 2015, however, total direct compensation of each of our NEOs was at or below the bottom end of the target range. As a result, the committee is considering adjustments to NEO incentive opportunities that would bring overall compensation at target within the target range.

Other elements of overall compensation (perquisites, welfare benefits, retirement benefits and post-termination benefits) were implemented at various times over the past several years to remain competitive with the relevant market. In determining the Company’s overall compensation, we annually compare the Company’s elements of compensation and the level of benefits with those of the relevant market to ensure the Company remains competitive.

Salaries

Salaries for the Company’s NEOs are established based on the scope of their responsibilities, taking into account competitive market compensation paid by the peer group and additional salary survey data for similar positions. Data from the Pay Governance and Company Studies and utility and general industry surveys were used by the committee to help ensure that salaries are reasonable, competitive and properly address position responsibility. The range of salaries available through this review provides an objective standard to determine the appropriate level of salary for a given executive position. Salaries are reviewed annually and are subject to mid-year adjustment to realign salaries with market levels after taking into consideration individual responsibilities, performance, inflation and experience. Mid-year salary increases were provided to the NEOs in 2015 based on this methodology.

Incentive Compensation

The performance elements of the Company’s executive compensation program are designed to reward Company performance and consist of non-equity incentive compensation and restricted stock-based awards provided through the MIP and the RSUP (collectively, “Incentive Plans”). For plan year 2015, the committee designed the Incentive Plans to focus on specific annual and long-term Company financial, productivity, safety and customer satisfaction performance goals.

MIP

Annually, we establish incentive opportunities under the MIP, expressed as a percentage of each individual’s salary at year-end (after taking into account any mid-year salary adjustment), corresponding with each individual’s position and responsibilities with the Company, and determine the performance goals to be measured against these opportunities. For plan year 2015, the target incentive opportunities for the NEOs were set at the following percentages of salary:

Incentive Opportunities (% of salary)
John P. Hester	115%
Roy R. Centrella	75%
William N. Moody	90%
Karen S. Haller	75%
Eric DeBonis	75%
Jeffrey W. Shaw	115%

The performance measures selected by the committee to determine 2015 incentive compensation under the MIP were tied to measures of financial performance and productivity, safety and customer satisfaction of the Company’s natural gas operations in line with the compensation principles discussed above. The primary financial measure, ROE, is designed to reward success in reaching the average authorized return-on-equity, which benefits both shareholders and customers by correlating with earnings per share and cost of service. The productivity measures are designed to reward success in reaching a predetermined customer satisfaction percentage, a percentage improvement in the customer-to-employee ratio, and a predetermined percentage of operating cost increases. The committee chose the two components of the safety performance measure because they are oriented towards incidents associated with the Company’s gas distribution systems and thereby linked to risks in areas such as regulation, operations, reputation and franchise value. For select NEOs, the committee included the Construction Services performance measure in recognition of the increased stature and oversight requirements, particularly during the integration process, of the segment following the acquisition of the Link-Line Group of Companies based in Canada. For these three executives, the calculation of MIP awards incorporated a measurement of earnings for our Canadian construction services operations.

For 2015, the committee derived the targets for our five core performance measures as follows:

*	ROE – The target for the ROE component of the MIP was 7.55%, which represented 80% of the Company-wide authorized weighted average ROE of 9.75%, minus 0.25% to remove the volatility associated with Company-owned life insurance.

*	Customer Satisfaction – The Company ranks highly versus its utility industry peers in customer satisfaction ratings. The target for this component remained at 90% customer satisfaction based on independent customer surveys conducted in each of our utility operating divisions.

*	Customer-to-Employee Ratio – The target for this component of the MIP for 2015 was set at 888 customers per employee, which represents a 1% improvement over the actual ratio of 879 customers per employee at December 31, 2014.

*	Operating Costs – For the operating cost component of the MIP, we use a target that reflects estimated inflation and a growth factor. The inflation estimate is derived from the Blue Chip Economic Indicators publication and was 1.9%. This percentage is used along with a net growth factor of 1.2% to calculate the target measure. As a result, the target for 2015 was set at 3.10%.

*	Safety – The Company’s 2015 target for damage per 1,000 tickets is 2.15, a higher level of achievement than the American Gas Association peer median. The target for incident response time within 30 minutes was 65%, representing a 2% improvement from the Company’s 2014 response times.

For plan year 2015, for most of the Company’s officers, the five core measures were equally weighted (ROE: 20%, Customer Satisfaction: 20%, Customer-to-Employee Ratio: 20%, Operating Cost Increases: 20% and Safety: 20%). For the PEO, Chief Financial Officer and Senior Vice President/Corporate Development, the weighting of ROE was 10%, Construction Services was weighted 10%, and each of the other four measures was weighted 20%.

Actual awards for each measure are determined as of year-end by comparing the Company’s performance to the threshold, target and maximum levels set by the committee at the beginning of the year for each performance measure. When threshold performance for any measure is achieved, an award with respect to that measure is earned. Award payouts can range from 70% (at threshold) to 100% (at target) to 140% (at maximum) of the assigned incentive opportunity for each measure, based on where actual results fall in the range from threshold to target to maximum. We determine actual payouts under the MIP through linear interpolation.

As an illustration, Customer Satisfaction was weighted as 20% of each NEO’s award opportunity for 2015, and the Company achieved 92.75% customer satisfaction in 2015 (above our target of 90% and below the maximum performance level of 97%). Based on this performance, the actual award payout earned was 23.14%, or 115.7% of the 20% target. The percentage payouts under each of the performance measures are aggregated and multiplied by the total MIP incentive opportunity (expressed above as a percentage of base salary) to determine the overall dollar value of the annual MIP award. The thresholds, targets and maximums and our actual results under the five core performance measures for 2015 are set forth below:

Measure	Threshold	Target	Maximum	Actual	Weighting		Payout %
ROE	6.58%	7.55%	9.01%	7.46%	20%	[1]	19.44%
Customer Satisfaction	83%	90%	97%	92.75%	20%		23.14%
Customer-To-Employee Ratio	879-to-1	888-to-1	905-to-1	881-to-1	20%		15.33%
Operating Cost Increases	4.10%	3.10%	2.10%	3.29%	20%		18.86%
Safety
Damage per 1,000 Tickets	2.50	2.15	1.80	1.78	10%		14.00%
Response Times within 30 Minutes	60%	65%	70%	67.40%	10%		11.92%

Total							103%	[1]

(1)	For a select group of officers, including Messrs. Hester and Centrella, ROE was weighted 10% and Construction Services was included with 10% weighting. Below threshold performance under the Construction Services measure negatively impacted their overall MIP payout, which was 93% of target.

Additional detail regarding our achievements under the performance measures for 2015 is included in the narrative following the Summary Compensation and Grants of Plan-Based Awards Tables.

If annual performance awards are earned and payable, as they were for 2015, the committee has the discretion to reduce an NEO’s overall MIP award for failure to satisfy individual performance goals. The committee reviews the PEO’s individual performance to determine whether there will be any downward adjustment. For 2015, individual performance goals for the PEO centered on promoting fundamental business strategies, maximizing shareholder value, pursuing regulatory initiatives and overseeing the construction services segment.

The PEO reviews the other executive officers’ individual performances to determine whether there will be any downward adjustment in the performance awards. As a result of such review, if the PEO recommends a downward adjustment in the performance awards, the PEO will bring the matter before the committee for review and approval. Mr. Centrella’s goals were centered on investor relations activities, financial planning and execution, external reporting, regulatory compliance and strategic planning matters. Mr. Moody’s goals were focused on natural gas distribution system integrity, information systems development and cyber-security. Ms. Haller’s goals pertain to legal matters, corporate ethics and compliance, enterprise risk management, and oversight of the corporate secretary and human resources functions. Mr. DeBonis’ goals were directed to maintaining system safety and reliability, controlling operating costs and enhancing customer service. The individual performance goals for the PEO and other NEOs were satisfied, and there were no reductions in their MIP awards in respect to 2015.

No awards are paid in any year unless dividends paid on our Common Stock for such year equal or exceed the prior year’s dividends. Dividends paid in 2015 exceeded 2014 dividends, and for most officers, including Ms. Haller and Messrs. Moody and DeBonis, achievements under the performance measures aggregated for a MIP payout of 103% of the target incentive award opportunity. For Messrs. Hester, Centrella and Shaw below threshold results for the Construction Services performance measure (which carried a 10% weighting) negatively impacted their overall MIP payout, which was 93% of target.

The annual MIP awards are paid in a mix of cash and equity. Awards for 2015 were paid 60% in cash (which is disclosed as non-equity incentive plan compensation in the Summary Compensation Table), with the remaining 40% converted into performance shares (which are disclosed as stock awards in the Summary Compensation and Grants of Plan-Based Awards Tables Narrative) tied to a five-day average value of the Company’s Common Stock for the first five trading days in January. The performance shares are restricted for three years, and the ultimate payout in Common Stock is subject to continued employment during this restriction period; provided, however, that MIP performance shares vest immediately when a MIP participant retires after the age of 55 (subject to restrictions under Internal Revenue Service Code Section 409A).

For 2016, MIP incentive opportunities as a percentage of salary and based on job position are the same as they were for 2015. The committee has also set performance targets for 2016 for the previously utilized performance measures. The target for the ROE for 2016 is set at 7.55%, which represents 80% of the Company-wide authorized weighted average ROE, adjusted downward by 25 basis points to reflect the removal of Company-owned life insurance returns from consideration in the MIP. The customer satisfaction target is set at 90%, and the customer-to-employee target is set at 881 customers per employee, which is equal to the actual ratio at the end of 2015. The operating cost target is set at 2.8%, a target that reflects estimated inflation at 2.0% and a net growth factor of 0.8%. With regards to safety, the target for damages per 1,000 tickets is set at 2.00, within the top quartile of utility industry peers. The target for response times within 30 minutes is set at 67%, which represents a 2% improvement from the Company’s 2015 response time target. The target for the Construction Services performance measure was set at Centuri’s internal projection of 2016 pre-tax profit, which is consistent with the Company’s publicly disclosed outlook for this segment. As in 2015, for most of the Company’s officers, 2016 MIP awards will be based on five, equally weighted performance measures (ROE: 20%, Customer Satisfaction: 20%, Customer-to-Employee Ratio: 20%, Operating Costs: 20% and Safety: 20%). For the PEO, Chief Financial Officer, General Counsel and Senior Vice President/Corporate Development, the weighting of ROE will be 10%, Construction Services will be weighted 10%, and the other four measures will be weighted 20%.

RSUP

The RSUP is designed to provide incentives for maintaining long-term performance and strengthening shareholder value. The award opportunities, like that of the MIP, are based on a percentage of salary and job position. For plan year 2015, the target incentive opportunities for the NEOs were set at the following percentages:

Incentive Opportunities (% of salary)
John P. Hester	45%
Roy R. Centrella	20%
William N. Moody	25%
Karen S. Haller	20%
Eric DeBonis	20%
Jeffrey W. Shaw	45%

The performance goal used to determine whether an award is earned is the average MIP payout percentage for each of the three years in the three-year period ending with the plan year. For plan year 2015, RSUP performance was based on the average of the MIP payout percentages for 2013, 2014 and 2015. No awards are earned unless the three-year average MIP payout percentage is at or above 90%. Awards are granted in the range of 50% to 150% of the target incentive opportunity, with a 90% MIP average receiving 50% of the target incentive opportunity, a 100% MIP average receiving 100% of target and a 120% or above MIP average receiving 150% of target. For each percentage point increase in the MIP average from 90% to 100%, the RSUP payout increases 5%. For each percentage point increase in the MIP average from 100% to 120%, the RSUP payout increases 2.5%.

Awards are granted in the form of restricted stock or restricted stock units, based on the five-day average value of the Company’s Common Stock for the first five trading days in January. Restricted stock and/or restricted stock units vest in percentages (40%, 30% and 30%) over the three years following the date of the award; provided, however, that RSUP awards vest immediately when an RSUP participant retires after the age of 55 (subject to restrictions under Internal Revenue Service Code Section 409A).

For the three-year performance period ending with 2015, for most officers, the RSUP payout was 132.5% of target (based on a three-year MIP average of 113%). For the officers, including the PEO, for whom the Construction Services MIP measure applied in 2015, the RSUP payout was 125% of target (based on a three-year MIP average of 110%). We discuss the success in achieving the performance measures for 2015 in the narrative following the Summary Compensation and Grants of Plan-based Awards Tables.

Starting with the three-year performance period beginning in 2015, a total shareholder return “modifier” will apply to the RSUP awards of all officers, including the NEOs. Total shareholder return of the Company, comprising stock price appreciation or depreciation over three years, plus dividends, will be compared to total shareholder returns of peer companies based on the Bloomberg Transmission Distribution List. The adjustment range of the modifier will be negative 25% to positive 50% of each officer’s RSUP award (as determined according to the same methodology used to determine awards for plan year 2015). Relative performance that places the Company at or above the 75th percentile of the peer group would result in maximum upward adjustment by 50%, performance in the range between the 25th and 75th percentiles would result in no adjustment, and performance at or below the 25th percentile of the peer group would result in maximum downward adjustment by 25%. The committee determined that the modifier should not be symmetrical because RSUP awards are 100% at risk as currently designed (e.g., if MIP payout percentages average less than 90% over the applicable three-year period, no RSUP will be earned). The modifier will be applied as of the end of the applicable three-year performance period to link the average MIP performance for each of the three years then ended with the market’s reaction to that performance. The first RSUP awards to be subject to the modifier will be the awards, if earned, payable for plan year 2017 for the three-year performance period beginning in 2015.

For plan year 2016, RSUP performance criteria and incentive opportunities (as a percentage of salary and based on job position) are the same as they were for 2015.

Perquisites

The Company provides a limited number of perquisites to its executive officers. The executive officers receive car allowances, cable internet access, annual $2,500 allowances for physical examinations, life insurance and a $5,000 allowance once every three years to assist in financial and estate planning. Senior officers are also provided social club memberships.

Retirement Benefits

Four retirement benefit plans are available to the executive officers. Two of the plans, the Retirement Plan for Employees of Southwest Gas Corporation (“Retirement Plan”) and the Employees’ Investment Plan (“EIP”), both tax-qualified plans, are available to all of our employees. Two additional plans are offered to the executive officers, the Supplemental Executive Retirement Plan (“SERP”) and the Executive Deferral Plan (“EDP”). These additional plans were established to attract and retain qualified executive officers and to address the dollar limitations imposed on the two tax-qualified plans.

Benefits under the Retirement Plan are based on (i) the executive’s years of service with the Company, up to a maximum of 30 years, and (ii) the average of the executive’s highest five consecutive years’ salaries, within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 – 60% of salary. To qualify for benefits under the SERP, which is based on a 12-month average of the highest consecutive 36-months of salary, an executive is required to have reached (i) age 55, with 20 years of service with the Company, or (ii) age 65, with 10 years of service.

Executives may participate in the EIP and defer salary up to the maximum annual dollar amount permitted for 401(k) plans under the Code. Investments of these deferrals are controlled by the individual executives from a selection of investment options offered through the EIP. The Company does not match contributions for executive deferrals into the EIP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive compensation. As part of the EDP, the Company provides matching contributions that parallel the contributions made under the EIP to non-executives, up to 3.5% of their annual salary. Amounts deferred and Company matching contributions bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, with five years of service with the Company, the executive officers will receive EDP balances paid out at the election of the participant over a period of 10, 15, or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on each January 1st for the five years prior to the start of retirement.

Bonuses

On rare occasions, the committee may award one-time bonuses to recognize exceptional performance or significant achievements that fall outside of an NEOs core responsibilities. The amount of one-time bonuses, when warranted, are driven by internal equity and the value of individual contributions. No bonuses were paid for 2015.

Post-Termination Benefits

The Company offers change in control agreements to its officers to align their interests with shareholders and to retain and motivate high caliber executive talent. Providing change in control benefits is designed to reduce the reluctance of management to pursue potential change in control transactions that may be in the best interests of shareholders and helps ensure stability and continued performance during the potentially protracted process of merging with or acquiring a regulated utility. We engaged independent consultants and outside counsel to ensure that the provisions of the change in control agreements are appropriately consistent with current market practice.

Each change in control agreement provides for a term that commences upon execution of the agreement and terminates 12 months following written notice from the Company to the officer of the termination of the agreement. Any notice of termination of the agreement will be deemed null and void if, prior to the proposed termination date, an event that was expected to result in a change in control of the Company occurs. The protection period for officers is 24 months after a change in control. A change in control event under the agreements is generally defined to include approval by the Company’s shareholders of the dissolution or liquidation of the Company, consummation of a merger or a similar transaction which results in more than a 50% change in ownership, acquisition by one person (or group of persons) of at least 30% of the ownership of the Company, consummation of the sale of substantially all of the Company’s business and/or assets, or the replacement of the majority of the members of the incumbent Board of Directors (excluding replacement directors nominated by the incumbent Board).

Upon a change in control event and the termination of employment without cause or as a result of a significant reduction in his duties, responsibilities, location or compensation, the officer will receive a lump-sum severance payment equal to the sum of (a) for the PEO, 36 months, for Messrs. Centrella, Moody and DeBonis and Ms. Haller and other senior officers, 30 months, and for the other officers, 24 months, of annual base salary and (b) in the form of cash, an amount equal to any annual incentive compensation calculated at 100% of the target amount payable for the same periods. Restricted stock awards, stock options and other similar awards, as well as benefits under nonqualified plans may vest and/or become exercisable upon a change in control event. In addition, at the minimum age of 50 and for purposes of determining eligibility for benefits, vesting and calculation of benefits under the SERP, Messrs. Hester, Centrella, Moody and DeBonis, Ms. Haller

and other senior officers will be permitted to add six points, while all other officers will be permitted to add five points to the applicable formulas under the SERP. Finally, each officer shall be entitled to reimbursement of reasonable outplacement services not to exceed $30,000. The change in control agreements include a “double trigger” provision, which requires both a change in control and the officer’s termination of employment for good reason or the Company’s termination of the officer’s employment for reasons other than death, disability or cause, for payment of a severance benefit.

These change in control agreements have no tax gross-up provisions and instead employ a “best net” approach whereby benefits would be reduced if a reduced benefit would result in a greater after-tax benefit to the officer. If any payment under these agreements would constitute a “parachute payment” subject to any excise tax under the Code, the Company will not pay the tax on behalf of the officers.

Interaction of the Compensation Elements in Relation to the Compensation Objectives

The Company’s executive compensation program is intended to reward performance and to promote long-term employment commitments. Being rewarded for actual performance recognizes the Company’s commitments to increasing shareholder value, implementing operational efficiencies and maintaining customer satisfaction and improving safety. Salary, retirement benefits and the opportunity to be rewarded for performance provide the incentive to secure long-term commitments to the Company. Taken as a whole, the program supports the Company’s commitment to its shareholders and its long-term commitment to its customers.

Say-on-Pay

The committee attempts to balance the interests of the Company, its shareholders and customers. The Company provides an annual say-on-pay advisory vote regarding executive compensation. The Company received majority approval in 2015, with more than 98% of the votes cast in favor of the compensation of the NEOs as described in the proxy statement for the 2015 annual meeting. The Board and the committee reviewed the final vote results and made only limited changes to the compensation policies as a result of these votes, as described in the Executive Summary. We determined that our shareholders should vote on a say-on-pay proposal each year. Accordingly, the Board recommends that you vote FOR Proposal 4 at the Annual Meeting. For more information, see “ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION” in this Proxy Statement.

Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the chief executive officer or any of the other four most highly compensated executive officers. Generally, awards under the MIP, which permits the grant of performance-based compensation, may not be subject to the deduction limit if certain requirements are met. We have also structured certain other performance-based portions of the executive compensation program in a manner that is designed to comply with the exceptions to the deductibility limitations of Section 162(m). While we intend for the performance-based compensation arrangements to meet the requirements of Section 162(m), we can provide no assurances that such compensation arrangements would ultimately satisfy such requirements.

The committee believes, however, that in certain circumstances, factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Given our industry and business, as well as the competitive market for outstanding executives, the committee believes that it is important to retain the flexibility to design compensation programs consistent with the overall executive compensation program even if some executive compensation is not fully deductible. The committee has from time to time approved elements of compensation for certain officers that may not be fully deductible and reserves the right to do so in the future when appropriate.

COMPENSATION COMMITTEE REPORT

As a part of the committee’s duties, it is charged with the responsibility of producing a report on executive compensation for inclusion in the Annual Report on Form 10-K and this Proxy Statement. This report is based on the committee’s review of the Compensation Discussion and Analysis and the discussion of its content with management.

The committee, based on its review of the Compensation Discussion and Analysis and its discussions with management, recommended to the Board (and the Board has approved and directed) that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and this Proxy Statement.

Compensation Committee
Robert L. Boughner (Chair)	Thomas E. Chestnut
Stephen C. Comer	Michael J. Melarkey
Terrence L. Wright

Summary Compensation Table

The following table includes information concerning compensation during 2015, 2014 and 2013 for the named executive officers, whom we refer to as the “NEOs.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)(7)(8)	Total ($)
John P. Hester	2015	603,342	—	560,729	423,522	825,559	32,652	2,445,804
President and	2014	382,027	150,000	378,369	224,480	833,865	27,432	1,996,173
Chief Executive Officer	2013	325,685	—	325,600	139,536	61,976	24,868	877,665

Roy R. Centrella	2015	375,822	—	319,726	163,215	172,165	36,812	1,067,740
Senior Vice President/	2014	336,507	75,000	296,050	133,590	666,653	31,732	1,539,532
Chief Financial Officer	2013	300,685	—	299,758	107,730	243,471	31,698	983,342

William N. Moody	2015	388,822	—	403,122	224,149	356,911	38,238	1,411,242
Executive Vice President	2014	338,363	—	333,855	166,018	705,912	34,896	1,579,044
	2013	264,945	—	263,581	123,120	75,107	31,251	758,004

Karen S. Haller	2015	318,822	—	269,796	154,346	191,854	32,246	967,064
Senior Vice President/	2014	273,808	75,000	233,082	112,728	480,562	34,571	1,209,751
General Counsel and	2013	237,693	—	237,740	84,816	23,484	26,243	609,976
Corporate Secretary

Eric DeBonis	2015	288,060	—	247,021	137,196	83,561	34,131	789,969
Senior Vice President/	2014	275,162	—	253,758	103,212	520,471	32,633	1,185,236
Operations	2013	261,411	—	263,581	92,340	13,735	34,104	665,171

Jeffrey W. Shaw	2015	141,425	—	1,390,682	158,960	108,675	429,277	2,229,019
Chief Executive Officer	2014	861,507	350,000	1,318,816	499,468	1,889,173	61,123	4,980,087
(retired)	2013	817,096	—	1,380,197	440,496	188,840	52,231	2,878,860

(1)	Amounts shown in this column include any amounts deferred by the NEOs into the EIP and EDP.

(2)	Amounts shown in this column represent one-time cash bonuses for performance in 2014 related to the acquisition of the Link-Line Group of Companies.

(3)	Amounts shown in this column represent the grant date fair value of awards of performance shares and restricted stock units granted in 2013, 2014 and 2015 based on performance criteria established in 2012, 2013, and 2014 under the MIP and the RSUP. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used to calculate these amounts are included in “Note 11 – Stock-Based Compensation” of Exhibit 13.01 to our 2015 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures. The stock awards granted in 2016 based on performance in 2015 are discussed below under the caption “Summary Compensation and Grants of Plan-Based Awards Tables Narrative.”

Performance shares vest three years after grant. Restricted stock units vest 40% at the end of the first year and 30% at the end of each of the second and third years. The valuation of the performance shares and restricted stock units are based on the Common Stock share price on the date of grant. Because the last option awards were made in 2006, there is no need to maintain the “Options” column.

(4)	Amounts shown in this column represent the cash awards paid through the MIP in 2014, 2015 and 2016 for services performed in 2013, 2014 and 2015, respectively. The cash awards paid in 2016 for performance in 2015 are also discussed below under the caption “Summary Compensation and Grants of Plan-Based Awards Table Narrative.”

(5)	The aggregate change in the actuarial present value of the NEOs accumulated benefit under the Retirement Plan and the SERP for 2015 and the above-market interest (in excess of 120% of the applicable federal long-term rate with compounding) earned on EDP balances for 2015 are as follows:

	Increase in Pension Values	Above-Market Interest
Mr. Hester	$759,553	$66,006
Mr. Centrella	116,610	55,555
Mr. Moody	313,002	43,909
Ms. Haller	177,492	14,362
Mr. DeBonis	67,158	16,403
Mr. Shaw	0	108,675

No amounts are payable from the pension plans before a participant attains age 55 and experiences a separation in service from the Company.

(6)	Company matching contributions equal to one-half of the amount deferred by the NEOs under the EDP, up to 3.5% of the NEO’s respective annual salary in 2015, are as follows:

Matching Contributions
Mr. Hester	$16,100
Mr. Centrella	13,637
Mr. Moody	13,230
Ms. Haller	11,565
Mr. DeBonis	10,457
Mr. Shaw	5,990

(7)	The aggregate incremental costs of the perquisites and personal benefits to the NEOs are based on the taxable value of the personal use of company cars and internet access, while club dues, life insurance, financial planning and physicals are based on the cost to the Company. The life insurance costs include deemed earnings for the value of excess group life insurance coverage premiums and the cost of purchasing supplemental life insurance equal to two times salary. The perquisites and personal benefits, by type and amount, for 2015 are as follows:

	Car Allowance	Club Dues	Cable Internet	Physicals	Life Insurance	Financial Planning
Mr. Hester	$8,402	$2,060	$480	$2,500	$3,110	$0
Mr. Centrella	7,793	6,975	480	2,500	5,427	0
Mr. Moody	9,903	6,975	0	2,500	5,630	0
Ms. Haller	13,674	4,100	480	0	2,427	0
Mr. DeBonis	12,753	6,975	0	2,500	1,446	0
Mr. Shaw	3,378	1,500	0	0	2,060	2,500

(8)	The amount includes: (i) $175,891 in other compensation paid to Mr. Shaw at retirement, consisting of $39,228 for the value of his Company car, $119,808 in paid-out vacation, $15,000 for a retirement gift, $1,855 for the value of his electronic devices, (ii) retirement benefits of $85,880 and $110,528 received in 2015 under the Retirement Plan and the SERP, respectively and (iii) $41,550 in director compensation paid to Mr. Shaw following his retirement.

Grants of Plan-Based Awards (2015)

The following table sets forth information regarding each grant of an award made under our Incentive Plans to our NEOs during the fiscal year ended December 31, 2015.

Name	Award Type(1)(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Hester	MIP	318,780	455,400	637,560	3,843	5,490	7,686
	RSUP	—	—	—	2,685	5,370	8,055

Roy R. Centrella	MIP	122,850	175,500	245,700	1,481	2,116	2,962
	RSUP	—	—	—	705	1,410	2,116

William N. Moody	MIP	152,334	217,620	304,668	1,836	2,623	3,673
	RSUP	—	—	—	911	1,822	2,733

Karen S. Haller	MIP	104,895	149,850	209,790	1,264	1,806	2,529
	RSUP	—	—	—	602	1,204	1,806

Eric DeBonis	MIP	93,240	133,200	186,480	1,124	1,606	2,248
	RSUP	—	—	—	535	1,070	1,606

Jeffrey W. Shaw	MIP	429,870	614,100	859,740	5,182	7,403	10,364
	RSUP	—	—	—	3,621	7,242	10,863

(1)	Represents the annual award opportunities established under the MIP for the 2015 fiscal year, 60% of which is paid in cash and 40% of which is awarded in performance shares. The number of performance shares granted in 2016 for performance in 2015 was determined by dividing the value of the percentage of applicable award opportunities to be paid in performance shares at “Threshold,” “Target” and “Maximum” performance levels by a share price that is determined by the five-day average closing price of Common Stock ending on January 8 2016, which was $55.30.

The award amount under the MIP is based upon the Company achieving a percentage of the target levels under the MIP, as described under “Compensation Discussion and Analysis – How We Determine Amounts Paid for Each Element of Compensation Program.” The “Threshold” column above presents the award value assuming threshold level performance for each of the applicable performance measures under the MIP, and equals 70% of the NEO’s incentive opportunity under the MIP; the “Target” column presents the award value assuming target level performance for each of the applicable performance measures under the MIP, and equals 100% of the NEO’s incentive opportunity under the MIP; and the “Maximum” column presents the award value assuming maximum level performance for each of the applicable performance measures under the MIP, and equals 140% of the NEO’s incentive opportunity under the MIP.

The MIP equity awards generally vest three years after the date the actual awards are granted. However, because Messrs. Centrella and Moody are over age 55 and are eligible to retire, the awards will vest at their termination of employment, pursuant to the terms of the MIP. Because

Mr. Shaw was over 55 when he retired in March 2015, his equity awards vested upon termination and were issued following the waiting period imposed by Internal Revenue Service Code Section 409A.

The grant date fair value of the actual number of performance shares granted on February 23, 2016 pursuant to the applicable MIP annual award for the 2015 plan year, computed in accordance with FASB ASC Topic 718, was $301,473 for Mr. Hester, $116,180 for Mr. Centrella, $159,554 for Mr. Moody, $109,867 for Ms. Haller and $97,659 for Mr. DeBonis. The non-equity incentive plan awards for the 2015 plan year are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. Mr. Shaw retired in March 2015. As a result of his retirement, he received a pro rata 2015 MIP award, paid 100% in cash.

(2)	Represents the annual award opportunities established under the RSUP for the 2015 plan year, but granted in 2016. The number of restricted stock units granted in 2016 for performance in 2015 was determined by dividing the applicable “Threshold,” “Target” and “Maximum” amounts by the five-day average closing price of Common Stock ending on January 8, 2016, which was $55.30.

The award amount under the RSUP is based upon the average MIP payout percentage for the three years immediately preceding the RSUP award determination date, as described under “Compensation Discussion and Analysis – How We Determine Amounts Paid for Each Element of Compensation Program.” The “Threshold” column above presents the award value assuming an MIP average payout percentage of 90%, and equals 50% of the NEO’s incentive opportunity under the RSUP; the “Target” column above presents the award value assuming an MIP average payout percentage of 100%, and equals 100% of the NEO’s incentive opportunity under the RSUP; and the “Maximum” column presents the award value assuming an MIP average payout percentage of at least 120%, and equals 150% of the NEO’s incentive opportunity under the RSUP. No award will be earned under the RSUP unless the MIP average payout percentage is at least 90%.

A percentage of the RSUP awards vests each year over the three years following the date of determination of the actual award amount. Because Messrs. Centrella and Moody are over age 55 and are eligible to retire, the awards will fully vest at their termination of employment pursuant to the terms of the RSUP. Because Mr. Shaw was over 55 when he retired in March 2015, his awards vested upon termination and were be issued following the waiting period imposed by Internal Revenue Service Code Section 409A. The grant date fair value of the actual number of restricted stock units granted on February 23, 2016, pursuant to the applicable RSUP annual award for the 2015 plan year, computed in accordance with FASB ASC Topic 718, was $396,397 for Mr. Hester, $104,104 for Mr. Centrella, $142,536 for Mr. Moody, $94,222 for Ms. Haller, $83,753 for Mr. DeBonis and $89,267 for Mr. Shaw. Mr. Shaw retired in March 2015. As a result of his retirement, he received a pro rata 2015 RSUP award.

Summary Compensation and Grants of Plan-Based Awards Tables Narrative

Salaries for the NEOs were increased in July 2015. The increases in salaries reflect additional time and experience in these positions and changes to the midpoints to reflect market trends.

As presented in the Compensation Discussion and Analysis, during fiscal year 2015, the Company achieved 103% of the established target levels under the core MIP performance measures, and most officers, including Mrs. Moody and DeBonis and Ms. Haller, earned 103% of their respective incentive opportunities. Messrs. Hester, Centrella and Shaw, for whom Construction Services was a performance measure, earned 93% of their respective incentive opportunities. These results compare to the 2014 and 2013 performance results in which the Company achieved 122% and 114%, respectively, of the overall performance targets. No downward adjustments were made to the awards to the NEOs.

60% of the MIP awards were paid in cash in February 2016 and the remaining 40% of the MIP awards were converted into performance shares in February 2016 based on the five-day average price of Common Stock for January 4, 5, 6, 7 and 8, 2016, which equaled $55.30 per share. The MIP cash awards paid in 2016 for services performed in 2015 (and included in the Summary Compensation Table) were $423,522 for Mr. Hester, $163,215 for Mr. Centrella, $224,149 for Mr. Moody, $154,346 for Ms. Haller and $137,196 for Mr. DeBonis.

The dollar value of the 2015 MIP performance share awards, the number of performance shares granted (rounded to whole shares) as a result thereof, and the grant date fair values of the performance shares granted on February 23, 2016 are as follows:

	Dollar Values	Performance Shares	Grant Date Fair Value(1)
Mr. Hester	$282,348	5,105	$301,473
Mr. Centrella	108,810	1,967	116,180
Mr. Moody	149,432	2,702	159,554
Ms. Haller	102,897	1,861	109,867
Mr. DeBonis	91,464	1,654	97,659
Mr. Shaw(2)	—	—	—

(1)	The grant date fair value was $59.05 on February 23, 2016.

(2)	Mr. Shaw retired from the Company in March 2015 and his MIP award was prorated for his period of employment with the Company during 2015 and paid in cash. The amount of the award is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for Mr. Shaw.

The Company’s 2015 performance also resulted in an award under the RSUP. The three-year average of MIP payout percentage equaled 113% under the core measures, resulting in an award of 132.5% of the target incentive opportunity for most officers, including Messrs. Moody and DeBonis and Ms. Haller. Messrs. Hester, Centrella and Shaw, for whom Construction Services was a performance measure, had a three-year average MIP payout percentage of 110%, resulting in an award of 125% of their respective incentive award opportunities. The dollar value of the 2015 RSUP awards, the number of restricted stock units granted (rounded to whole shares) as a result thereof, and the grant date fair values of the performance shares granted on February 23, 2016 are as follows:

	Dollar Values	Restricted Stock Units	Grant Date Fair Value(1)
Mr. Hester	$371,250	6,713	$396,397
Mr. Centrella	97,500	1,763	104,104
Mr. Moody	133,494	2,414	142,536
Ms. Haller	88,245	1,596	94,222
Mr. DeBonis	78,440	1,418	83,753
Mr. Shaw(2)	83,604	1,512	89,267

(1)	The grant date fair value was $59.05 on February 23, 2016.
(2)	Mr. Shaw retired from the Company in March 2015, and his RSUP award was prorated for his period of employment with the Company during 2015.

Outstanding Equity Awards at Fiscal Year-End 2015

The following table sets forth information regarding unexercised options under our Option Plan, unvested performance share awards under the MIP and unit awards under the RSUP for each of the NEOs, in each case, outstanding as of December 31, 2015.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John P. Hester	0	0	N/A	N/A	20,604	1,136,517
Roy R. Centrella	662	0	33.07	7/31/16	14,909	822,380
William N. Moody	0	0	N/A	N/A	16,295	898,832
Karen S. Haller	0	0	N/A	N/A	12,061	665,285
Eric DeBonis	0	0	N/A	N/A	12,447	686,577
Jeffrey W. Shaw	0	0	N/A	N/A	0	0

(1)	The MIP performance share awards vest as follows:

	Grants in 2013 January 2016	Grants in 2014 January 2017	Grants in 2015 January 2018
Mr. Hester	4,313	4,037	5,699
Mr. Centrella	3,971	3,117	3,392
Mr. Moody	3,492	3,562	4,215
Ms. Haller	3,149	2,454	2,862
Mr. DeBonis	3,492	2,671	2,620
Mr. Shaw	0	0	0

The RSUP unit awards granted in 2013, 2014 and 2015 (plan years 2012, 2013 and 2014, respectively), including dividends reinvested, vest as follows:

	Plan Year	January 2016	January 2017	January 2018
Mr. Hester	2014	1,378	1,034	1,033
	2013	1,021	1,020	—
	2012	1,069	—	—

Mr. Centrella	2014	729	547	546
	2013	811	811	—
	2012	985	—	—

Mr. Moody	2014	944	708	707
	2013	901	900	—
	2012	866	—	—

Ms. Haller	2014	615	462	461
	2013	639	638	—
	2012	781	—	—

Mr. DeBonis	2014	563	423	422
	2013	695	695	—
	2012	866	—	—

Mr. Shaw	2014	0	0	0
	2013	0	0	—
	2012	0	—	—

Because Messrs. Centrella and Moody are over age 55 and are eligible for retirement, the MIP performance shares and the RSUP units will vest when their employment with the Company ends. Because Mr. Shaw was past age 55 when he retired in March 2015, all of his MIP performance shares and RSUP units vested at that time.

(2)	The market value of Common Stock was $55.16 per share, the closing price on December 31, 2015.

Option Exercises and Stock Vested During 2015

The following table sets forth the number of options to purchase Common Stock that were exercised and the aggregate dollar value realized upon exercise (the difference between the market price of the underlying securities at exercise and the exercise price of the options). The number of MIP performance shares and RSUP units that vested during 2015 and the value realized on vesting (the market price at vesting) are also shown in the table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Hester	0	0	7,233	446,201
Roy R. Centrella	0	0	6,451	397,997
William N. Moody	0	0	5,695	351,259
Karen S. Haller	0	0	4,032	248,660
Eric DeBonis	0	0	5,692	351,158
Jeffrey W. Shaw(1)	0	0	94,321	5,394,760

(1)	Stock Award shares for Mr. Shaw, in addition to those vesting according to the normal vesting schedule, also included 25,131 MIP performance shares and 13,623 RSUP units outstanding at the time of his retirement in March 2015, all of which vested in connection with his retirement and were later distributed to him in compliance with Code Section 409A. For purposes of this table, such shares were valued based on the closing share price of Common Stock on the date of distribution.

Pension Benefits

We offer two defined benefit retirement plans to the NEOs and the other Company officers. They include the Retirement Plan, which is available to all employees of the Company, and the SERP.

Benefits under the Retirement Plan are based on the NEO’s (i) years of service with the Company, up to a maximum of 30 years, and (ii) average of the highest five consecutive years’ salary, within the final 10 years of service, not to exceed a maximum compensation level established by the Internal Revenue Service. Vesting in the Retirement Plan occurs after five years of service with the Company.

The SERP is designed to supplement the benefits under the Retirement Plan to a level of 50 – 60% of salary, as shown in the “Salary” column of the “Summary Compensation Table.” Salary is currently based on the 12-month average of the highest 36 months of salary at the time of retirement. Vesting in the SERP occurs at age 55, with 20 years of service with the Company.

Upon retirement, the plans will provide a lifetime annuity to the NEOs, with a 50% survivor benefit to their spouses. No lump sum payments are permitted under the Plans.

Messrs. Centrella and Moody are vested in both plans and could retire at this time and start receiving full benefits. Messrs. Hester and DeBonis and Ms. Haller are vested only in the Retirement Plan and, if any left the Company as of the date of this Proxy Statement, his or her accrued benefit under the Retirement Plan would be reduced by 58.6% and benefits would not commence until age 55. Mr. Shaw was vested in both plans at his retirement in March 2015 and started receiving benefits with an 11.25% reduction under both the Retirement Plan and SERP.

Pension Benefits as of December 31, 2015

The following table sets forth the number of years of credited service and present value of accumulated benefits as of December 31, 2015, and payments received during the last fiscal year, under both the Retirement Plan and the SERP for each NEO.

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
John P. Hester	Retirement Plan	26	1,595,614	0
	SERP	26	2,058,402	0
Roy R. Centrella	Retirement Plan	30	1,960,939	0
	SERP	30	1,191,663	0
William N. Moody	Retirement Plan	30	1,873,775	0
	SERP	30	1,087,259	0
Karen S. Haller	Retirement Plan	18	755,789	0
	SERP	18	1,080,533	0
Eric DeBonis	Retirement Plan	22	956,819	0
	SERP	22	894,056	0
Jeffrey W. Shaw	Retirement Plan	27	1,646,334	85,880
	SERP	27	5,531,317	110,528

(1)	The valuation method and all material assumptions applied in quantifying the present value of the accrued benefits are described in “Note 10 – Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2015 Annual Report on Form 10-K.

Nonqualified Deferred Compensation

In addition to participating in the EIP, which is available to all employees, the NEOs and the other Company officers can participate in the EDP. The EDP supplements the deferral opportunities by permitting executives to defer up to 100% of their annual salary and non-equity incentive plan compensation. As part of the EDP, the Company provides matching contributions up to 3.5% of participants’ annual base salary. Matching contributions are not available to the NEOs and the other Company officers for deferrals into the EIP.

Amounts deferred under the EDP and the matching contributions made during a plan year bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate (the “Bond Rate”) from the start of the plan year. The interest rate is set for the plan year using the Bond Rate published by Moody’s Investors Services as of January 1 prior to the start of a new plan year. The interest rate formula was defined in the EDP at the time it was adopted in 1986. For plan year 2014, the interest rate was 7.38%, and for plan year 2015, the interest rate was 6.26%.

At retirement or termination of employment with five years of service, the EDP balances will be paid out at the election of the participant over a period of 10, 15 or 20 years and will be credited during the applicable payment period with interest at 150% of the average of the Bond Rate on each January 1 for the five years prior to distribution.

Deferrals and the matching contributions to the EDP are unfunded obligations of the Company, and the rights of our named executive officers and other Company officers participating in such plan benefits are no greater than those of an unsecured creditor.

Nonqualified Deferred Compensation in 2015

The following table presents nonqualified deferred compensation during 2015 for each NEO.

Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(2)	Aggregate Withdrawals / Distributions ($)(3)	Aggregate Balance at Last Fiscal Year- End($)(4)
John P. Hester	219,204	16,100	119,319	0	1,724,101
Roy R. Centrella	181,721	13,637	104,959	0	1,629,411
William N. Moody	149,818	13,230	78,882	0	1,132,506
Karen S. Haller	63,123	11,565	27,281	0	448,057
Eric DeBonis	66,648	10,457	30,194	0	462,222
Jeffrey W. Shaw	19,250	5,990	209,243	138,561	2,984,384

(1)	Amounts shown in this column are included in the “Salary” and “Non-Equity Incentive Compensation” columns of the “Summary Compensation Table.”

(2)	EDP earnings, which were above-market, and matching contributions are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and the “All Other Compensation” columns, respectively, of the “Summary Compensation Table.” Those amounts for the NEOs are as follows:

	Above-Market Interest	Matching Contributions	Total
Mr. Hester	$66,006	$16,100	$82,106
Mr. Centrella	55,555	13,637	69,192
Mr. Moody	43,909	13,230	57,139
Ms. Haller	14,362	11,565	25,927
Mr. DeBonis	16,403	10,457	26,860
Mr. Shaw	108,675	5,990	114,665

(3)	Represents distributions made after Mr. Shaw’s retirement in March 2015.

(4)	The amounts reported in this column that were previously reported as compensation to the NEOs in the Summary Compensation Table for previous years are as follows:

	2013	2014	2015
Mr. Hester	$165,084	$194,179	$301,310
Mr. Centrella	148,102	195,781	250,913
Mr. Moody	118,190	150,510	206,957
Ms. Haller	52,952	60,883	89,050
Mr. DeBonis	78,475	82,828	93,508
Mr. Shaw	211,872	213,015	133,915

Post-Termination Benefits

The Company has no employment agreements or severance arrangements. Each officer of the Company has a change in control agreement, which provides benefits upon certain termination events following a change in control of the Company. If the termination of employment without cause or as a result of a significant reduction in duties, responsibilities, location or compensation occurs within two years after a change in control (which includes an acquisition by one person or a group of persons of at least 30% of the ownership of the Company, replacement of a majority of incumbent Board members, or a merger or similar transaction resulting in more than a 50% change of ownership of the Company) (collectively referred to as a “Double Trigger Event”), the affected NEOs would receive the following:

*	Salary for three years for the PEO and two and one-half years for all other NEOs;

*	Incentive compensation under the MIP and the RSUP for three years for the PEO and two and one-half years for all other NEOs;

*	Welfare benefits including the cost of medical, dental and life insurance coverage under the current Company plans (for three years for the PEO and two and one-half years for all other NEOs);

*	Vesting of all unvested stock-based awards and stock options, with the options being exercisable for 90 days;

*	Additional credit that may affect eligibility, vesting, and the calculation of benefits under the SERP (see discussion in the Compensation Discussion and Analysis section above); and

*	Outplacement services of up to $30,000.

Under the assumption that a Double Trigger Event occurred on December 31, 2015, based on the terms of the change in control agreements for the NEOs, it is estimated that the NEOs would have received the compensation presented in the following table.

Name	Salary	Incentive Compen- sation	Welfare Benefits	Stock Acceler- ation(1)	Outplacement Services	Additional SERP Benefits(2)	Total
John P. Hester	$1,980,000	$3,168,000	$47,172	$1,136,517	$30,000	$1,627,425	$7,989,114
Roy R. Centrella	975,000	926,250	47,893	0	30,000	0	1,979,143
William N. Moody	1,007,500	1,158,625	39,245	0	30,000	0	2,235,370
Karen S. Haller	832,500	790,875	47,588	665,285	30,000	1,257,859	3,624,107
Eric DeBonis	740,000	703,000	47,448	686,577	30,000	0	2,207,025
Jeffrey W. Shaw	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Because Messrs. Centrella and Moody are over age 55 and able to retire under the Incentive Plans with full vesting, termination of employment does not affect their rights to vested and unvested stock-based awards or options. The number and value of the stock-based awards and the number of options for these individuals are shown in the “Outstanding Equity Awards at Fiscal Year-End 2015” table.

(2)	Additional SERP benefits are shown on a present value basis, using the valuation method and all material assumptions described in “Note 10 – Pension and Other Postretirement Benefits” of Exhibit 13.01 to our 2015 Annual Report on Form 10-K.

(3)	Because Mr. Shaw retired in March 2015, no potential payments have been reflected for him.

DIRECTORS COMPENSATION

2015 Directors Compensation Table

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total($)
Robert L. Boughner	80,550	143,530	21,922	160	246,162
José A. Cárdenas	63,100	143,530	0	160	206,790
Thomas E. Chestnut	66,400	143,530	37,448	160	247,538
Stephen C. Comer	73,900	143,530	27,915	160	245,505
LeRoy C. Hanneman, Jr.	75,550	143,530	0	160	219,240
Michael O. Maffie (retired)	20,000	143,530	0	0	163,530
Anne L. Mariucci	70,600	143,530	22,943	160	237,233
Michael J. Melarkey	114,750	143,530	38,014	160	296,454
Jeffrey W. Shaw	41,550	—	0	0	41,550
A. Randall Thoman	73,900	143,530	12,640	160	230,230
Thomas A. Thomas	63,100	143,530	15,495	160	222,285
Terrence L. Wright	64,750	143,530	69,443	160	277,883

(1)	The amounts in this column represent the grant date fair value of restricted stock units earned in 2014 but not granted until 2015, based on the Company’s performance over the past three fiscal years, as determined by the MIP. Mr. Shaw did not receive a director grant in 2015 because he was an officer at that time. On February 23, 2016, each director serving at that time received 2,125 restricted stock units. The restricted stock units are valued at the closing price of Common Stock on the date of grant. Because the last option awards were made in 2006, there is no need to maintain the “Options” column.

(2)	The grant date fair value of the 2,275 restricted stock units granted in 2015 was based on the closing price of Common Stock of $63.09 on January 26, 2015. The amounts were determined in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are included in “Note 11 – Stock-Based Compensation” to our audited financial statements for the year ended December 31, 2015, included in our Annual Report to Shareholders, a portion of which was filed with the SEC on February 25, 2016 as Exhibit 13.01 to our 2015 Annual Report on Form 10-K. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Stock and option awards outstanding at December 31, 2015, for each of the listed directors are as follows:

	Stock Awards	Options
Mr. Boughner	16,033	0
Mr. Cárdenas	9,801	0
Mr. Chestnut	17,321	0
Mr. Comer	17,321	0
Mr. Hanneman	14,123	0
Mr. Maffie	0	0
Ms. Mariucci	17,321	0
Mr. Melarkey	17,321	3,000
Mr. Shaw	0	0
Mr. Thoman	12,263	0
Mr. Thomas	16,033	0
Mr. Wright	17,321	3,000

Mr. Shaw’s executive awards are disclosed above in the discussion with the NEOs.

(4)	The pension value of Mr. Wright’s retirement benefits increased by $0. The amounts in this column also reflect above-market interest on nonqualified deferred compensation balances for 2015. Mr. Shaw’s executive pension and deferred compensation are disclosed above in the discussion of the NEOs.

(5)	The All Other Compensation column represents the cost of life insurance for directors other than Messrs. Maffie and Shaw. Former officers of the Company do not receive life insurance benefits for serving as a director.

Directors Compensation Narrative

The outside directors receive an annual retainer of $40,000 and $1,650 for each Board and committee meeting attended and for any additional day of service performed for the Company. The chairperson of the Audit Committee receives an additional $15,000 annually, the chairperson of the Compensation Committee receives an additional $12,500 annually and the chairpersons of the other permanent committees each receive an additional $7,500 annually. The Chairman of the Board receives an additional $50,000 annually for serving in that capacity. Directors who are full-time employees of the Company or its subsidiaries receive no additional compensation for serving on the Board.

Outside directors are granted 800 restricted stock units annually, and they have an opportunity to earn additional restricted stock units tied to maintaining long-term performance and based on how the Company performed over the last three years under the MIP performance measures. The incentive award was set at a target of 1,000 restricted stock units. No award will be paid unless the average payout percentage under the MIP for the last three years is at or above 90%. If an award is earned, it can range from 50% to 150% of the incentive opportunity. An incentive award was earned for 2015, and each director on the grant date received an additional grant of 1,325 restricted stock units on February 23, 2016. The restricted stock units are valued at the closing price of the Company’s Common Stock on the date of grant. Restricted stock units awarded prior to January 2012 vested in increments over three years commencing with the first anniversary of the grant. Restricted stock units granted in subsequent years vested immediately upon grant. Even though the units are vested, they are not converted into shares of Common Stock until the outside directors leave the Board.

Cash compensation received by the outside directors may be deferred until retirement or termination of their status as directors pursuant to the Directors Deferral Plan. Amounts deferred bear interest at 150% of the Moody’s Seasoned Corporate Bond Rate. At retirement or termination, such deferrals will be paid out over 5, 10, 15 or 20 years, and will be credited during the applicable payment period with interest at 150% of the average of the Moody’s Seasoned Corporate Bond Rate on January 1 for the five years prior to retirement or termination.

The Company also provides a retirement plan for the one outside director (Mr. Wright) elected to the Board prior to the 2003 Annual Meeting of Shareholders. Under the provisions of the plan, he will receive an annual benefit equal to the annual retainer at the time of his retirement.

AMENDMENT AND REAPPROVAL OF

RESTRICTED STOCK/UNIT PLAN

(Proposal 2 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR this Proposal

In January 2012 the Board adopted, and in May 2012 the shareholders approved, the Company’s Amended and Restated Restricted Stock/Unit Plan (“RSUP”). The RSUP gives the Board authority to grant restricted stock and restricted stock units and, in its discretion, to design such awards that are intended to qualify as “performance-based compensation” as defined under Section 162(m) of the Internal Revenue Code (the “Code”). Awards that so qualify may be exempt from the limit on tax deductibility under Code Section 162(m). The Code requires that the material terms of the RSUP be reapproved by the shareholders no less frequently than every five years in order for awards under the RSUP to continue to be designated to qualify as performance-based compensation. The Board also proposes to increase the share reserve under the RSUP, to extend the term of the RSUP, and to expand the list of potential performance criteria under the RSUP, as described below. The RSUP is being submitted to shareholders for these reasons.

As of March 8, 2016, 418,205 shares had been issued under the RSUP and target awards covering a total of 252,666 shares were outstanding, and there were no shares not subject to target awards and available for issuance under the RSUP. To ensure that sufficient shares are authorized for the RSUP to cover future awards, the Board believes that additional shares are needed. Accordingly, in February 2016, the Board approved an amendment to the RSUP, subject to shareholder approval, to reserve an additional 400,000 shares of Common Stock for the RSUP, thereby increasing the total number of shares reserved for issuance under the RSUP from 650,000 to 1,050,000 shares. Additionally, the Board approved, subject to shareholder approval, the extension of the term of the RSUP until May 31, 2021, and additional performance criteria for individual performance, safety and subsidiary and regional financial performance.

The material terms of the RSUP are described below, and a complete copy of the RSUP, marked to show the proposed amendments, is attached to this Proxy Statement as Appendix A. The following description is qualified in its entirety by the terms of the RSUP, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by reference.

General Description

Purpose

The purpose of the RSUP is to provide the Company’s officers, directors and employees, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of Common Stock of the Company, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the RSUP

If the amendment is approved by the shareholders, a total of 1,050,000 shares of Common Stock will be reserved for issuance under the RSUP. The number of shares of Common Stock available under the RSUP will be subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the Company Common Stock or capital structure of the Company.

The maximum number of shares with respect to which awards of restricted stock and restricted stock units that are intended to be performance-based compensation under Section 162(m) of the Code that may be granted to a participant during a calendar year is 20,000 shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization due to a stock split, stock dividend, or similar event affecting Company Common Stock and its determination shall be final, binding and conclusive.

Administration

The RSUP is administered by the Administrator (the “Administrator”), defined as one or more committees we designate consisting of independent directors. The RSUP is administered by the Compensation Committee. With respect to grants to officers, directors, and employees who are considered a “covered employee” for purposes of Section 162(m) of the Code, the Compensation Committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

Eligibility

Participants in the RSUP include directors, managerial employees and officers, including the Company’s CEO and the other executives named in the Summary Compensation Table. As of March 8, 2016, 11 directors and 58 managerial employees and officers were eligible to be RSUP participants, and 12 directors and 57 managerial employees and officers were RSUP participants for 2015. Mr. Shaw’s participation in the RSUP ended with the 2015 plan year.

Terms and Conditions of Awards

The RSUP provides for the grant of restricted stock and restricted stock units (collectively referred to as “awards”). Awards may be granted to officers, directors, and employees of the Company and its related entities. Each award granted under the RSUP is designated in an award agreement.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select officers, directors and employees to whom awards may be granted from time to time, to determine whether and to what extent, awards are granted, to determine the number of shares of Common Stock, or the amount of other consideration to be covered by each award (subject to the limitations set forth under the above sub-section of this Proposal 2 titled “Shares Reserved for Issuance under the RSUP”), to approve award agreements for use under the RSUP, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the RSUP and awards granted, and to take such other action not inconsistent with the terms of the RSUP, as the Administrator deems appropriate.

The RSUP includes the following performance criteria that may be considered by the Administrator when granting awards intended to qualify as performance-based awards: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) operating costs, (vi) gross margin, (vii) return on equity, (viii) return on assets, (ix) return on investment, (x) operating income, (xi) net operating income, (xii) pre-tax profit, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before interest, taxes and depreciation, (xvii) economic value added, (xviii) market share, (xix) gas segment return on equity, (xx) customer to employee ratio, (xxi) customer service satisfaction, (xxii) performance of the Company relative to a peer group of companies and/or indexes, (xxiii) individual performance, (xxiv) safety goals and (xxv) financial performance of subsidiaries or individual business segments and/or operating regions. The performance criteria may be applicable to the Company, entities related to the Company, and/or any individual business units of the Company or any related entity.

Procedures for Calculating and Paying Actual Awards

The performance goal currently used by the Administrator to determine whether awards are earned by participants is the average MIP payout percentage for the three years immediately preceding the award determination date. The target is set at an average MIP payout percentage of 100%; however, no award will be earned unless the average MIP payout percentage is at or above 90%. If an award is earned, it can range from 50% to 150% of the incentive opportunity. The incentive opportunity for each of the Company’s employees participating under the RSUP is based on the percentage of base salary as set forth in Appendix A of the RSUP. Non-employee directors also receive an award based on the Company’s three-year performance under the MIP criteria, with the target award being 1,000 restricted stock units. Non-employee directors also receive an annual grant of 800 shares of restricted stock or restricted stock units under the RSUP as a portion of their annual compensation.

The RSUP provides that any amendment that would adversely affect the grantee’s rights under outstanding awards shall not be made without the grantee’s written consent. The Administrator may issue awards under the RSUP in settlement, assumption, or substitution for, outstanding awards or obligations to grant future awards in connection with the Company acquiring another entity in a merger or some other form of transaction.

Vesting of Awards

With respect to awards made to officers and employees, unless otherwise set forth in an individual award agreement or in an amendment to Appendix A to the RSUP (which sets forth the vesting schedule of awards), the shares or units subject to an award made to any employee of the Company will vest and be paid out in shares of Common Stock over a three year period as follows: 40% of the shares or units subject to the award will vest on the 4th of January following the grant date of the award and 30% of the shares or units subject to the award will vest on each of the second and third anniversaries of the vesting commencement date.

Awards made to directors will vest on the date of grant. Awards of restricted stock units, however, will not be converted into shares of Common Stock until the director’s continuous service terminates or upon a Change in Control Event (as described below in the sub-section of this Proposal 2 titled “Change in Control Event”).

Termination of Service

In the event an employee’s continuous service with the Company terminates as a result of death, disability, or retirement (as defined in the RSUP), 100% of the shares or units subject to the award will become fully vested and no longer subject to forfeiture.

Transferability of Awards

Under the RSUP, awards are transferable by will and by the laws of descent and distribution, and during the lifetime of a participant, to the extent and in the manner authorized by the Administrator. The RSUP permits the designation of beneficiaries by holders of awards.

Change in Capitalization

Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by outstanding awards, the number of shares of Common Stock that have been authorized for issuance under the RSUP, the exercise or purchase price of each outstanding award, the maximum number of shares of Common Stock that may be granted subject to awards to any participant in a calendar year, and the like, shall be proportionally adjusted by the Administrator in the event of: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Common Stock of the Company; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), distribution of cash or other assets to shareholders other than a normal cash dividend, or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Except as the Administrator determines, no issuance by the Company of shares of any class shall affect, and no adjustment shall be made with respect to, the number of shares of Common Stock subject to an award.

Change in Control Event

Except as provided otherwise in an individual award agreement, in the event of a Change in Control Event (as defined in the RSUP), each award, which is at the time outstanding under the RSUP, will automatically become fully vested and be released from any repurchase, forfeiture, or transfer restrictions and, with respect to restricted stock units, be converted in full to shares of Common Stock immediately prior to the specified effective date of such Change in Control Event.

Under the RSUP, a Change in Control Event is generally defined as the consummation of any of the following:

*	a complete liquidation or dissolution;

*	acquisition of 20% or more of the Company’s stock by any unrelated individual or entity including by tender offer or a reverse merger;

*	a merger or consolidation in which the Company is not the surviving entity;

*	a sale of substantially all the Company’s assets to an unrelated entity; and

*	during any period not longer than twelve consecutive months, members of the Board who at the beginning of such period cease to constitute at least a majority of the Board, unless the election, or the nomination for election of each new Board member, was approved by a vote of at least 3/4 of the Board members then still in office who were Board members at the beginning of such period.

Notwithstanding the foregoing, prior to the occurrence of any of the events listed above (except a complete liquidation or dissolution of the Company), we may determine that such an event will not constitute a Change in Control Event for purposes of the RSUP and the awards granted under the RSUP.

Amendment, Suspension or Termination of the RSUP

We may at any time amend, suspend or terminate the RSUP. Assuming shareholder approval of the amendment, the term of the RSUP will run until May 31, 2021, unless sooner terminated. Awards may be granted under the RSUP upon it becoming effective, but awards granted prior to obtaining shareholder approval will be rescinded if the shareholders do not approve the RSUP. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the RSUP in such a manner and to such a degree as is required.

Plan Benefits

Because grants of restricted stock units under the RSUP (other than the annual grant to directors of 800 restricted stock units) are determined by the three-year average MIP payout percentage, it is not possible to conclusively state the amount of benefits which will be paid under the RSUP for plan year 2016. The incentive award opportunities for employees are identical to the opportunities for 2015 and are expressed as a percentage of each individual’s salary at year-end (after taking into account any mid-year salary increase). The opportunities by position are as follows: chief executive officer, 45%; president, 30%; executive vice president, 25%; senior vice president, 20%, vice president, 15%; senior management, 10%. Incentive awards to directors are based on a target award of 1,000 restricted stock units.

The following table includes estimated 2016 awards based on 2016 incentive award opportunities, base salaries as of December 31, 2015, and an RSUP payout percentage of 132.5% (which is equal to the RSUP payout percentage that was applicable to most officers for plan year 2015). Past award levels may not be indicative of future award levels.

2016 Estimated Future Restricted Stock Unit Awards

Name and Position	Restricted Stock Units (# Units)(1)(2)
John P. Hester President and Chief Executive Officer	7,116
Roy R. Centrella Senior Vice President/ Chief Financial Officer	1,869
William N. Moody Executive Vice President	2,414
Karen S. Haller Senior Vice President/ General Counsel and Corporate Secretary	1,596
Eric DeBonis Senior Vice President/ Operations	1,418
Jeffrey W. Shaw(3) Chief Executive Officer (retired)	0
Executive Group (#9)	18,813
Non-Executive Director Group (#11)	23,375
Non-Executive Officer/Employee Group (#48)	21,900

(1)	Restricted stock unit figures are based on a Common Stock price of $55.30, the average of the closing prices on the New York Stock Exchange for the first five trading days of the month of January 2016.

(2)	The dollar value of the maximum incentive award opportunities for the named executive officers would be $445,500 for Mr. Hester, $117,000 for Mr. Centrella, $151,125 for Mr. Moody, $99,900 for Ms. Haller, $88,800 for Mr. DeBonis, respectively.

(3)	Mr. Shaw’s participation in the RSUP ended with the 2015 plan year.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the RSUP and the awards granted thereunder is based upon federal income tax laws in effect on the date of this Proxy Statement.

Restricted Stock

The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m)

of the Code, and so long as the Company withholds the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize, as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued.

Restricted Stock Units

Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code, and so long as the Company withholds the appropriate taxes with respect to such income (if required), and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered nonqualified deferred compensation and subject to Code Section 409A. A grant of restricted stock units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such recipient. RSUP award agreements, which are executed by each RSUP participant, contain provisions to ensure compliance with Code Section 409A.

AMENDMENT TO THE BYLAWS TO

REDUCE THE UPPER AND LOWER LIMITS OF THE RANGE OF

REQUIRED DIRECTORS

(Proposal 3 on the Proxy Card)

The Board of Directors Recommends a VOTE FOR this Proposal

Our Bylaws currently authorize a Board with a size in the range of eleven (11) to fourteen (14) directors. In February 2016, the Board adopted a resolution approving an amendment to our bylaws, subject to obtaining shareholder approval, to change the authorized range to a minimum of nine (9) and a maximum of thirteen (13).

Background and reasons for the Proposal

Under California law, a corporation may allow the directors to establish the exact size of the Board within a stated range, provided that any change to the range adopted in the Bylaws may only be adopted by approval of a majority of the Company’s outstanding shares.

After careful consideration of our governance structure, the functioning of our Board and the availability of candidates for director, our Board determined that it is in the Company’s and our shareholders’ best interest to reduce the minimum number of directors of our Board to nine (9) and the maximum number of directors of the Board to thirteen (13). The Board believes that the added flexibility to consider a smaller board size would aid the Board in determining the optimal board size for effectively facilitating communications and decision-making. The Board believes that reducing the lower limit of the range of required directors would also avoid the potential situation of having to quickly fill any unexpected vacancies in order to meet the existing minimum size requirements. Given the importance of recruiting qualified, independent directors to serve as directors of our Company, the Board believes that it is prudent to conduct an organized search for a replacement when vacancies occur in order to preserve the high quality of the Board and maintain its diversity of experience. The Board therefore recommends that our shareholders approve of the following amendment to the Bylaws.

Proposed Amendment

The full text of Article III, Section 1, of the Bylaws of the Company, as proposed to be amended, is as follows:

Section 1.     Number – Quorum

The business of the Corporation shall be managed by a Board of Directors, whose number shall be not fewer than nine (9) nor greater than thirteen (13), as the Board of Directors by resolution or the shareholders by amendment of these Bylaws may establish, provided, however, that a reduction in the authorized number of directors shall not remove any director prior to the expiration of his term of office, and provided further that the shareholders may, pursuant to law, establish a different and definite number of directors or different maximum and minimum numbers of directors by amendment of the Articles of Incorporation or by a duly adopted amendment to these Bylaws. A majority of the prescribed number of directors shall be necessary to constitute a quorum for the transaction of business. At a meeting at which a quorum is present, every decision or act of a majority of the directors present made or done when duly assembled shall be valid as the act of the Board of Directors, provided that a minority of the directors, in the absence of a quorum, may adjourn from day to day but may transact no business.

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

(Proposal 4 on the Proxy Card)

The Board of Directors Recommends a Vote FOR approval of executive compensation.

In light of the advisory vote at the 2011 Annual Meeting of Shareholders on the frequency of “say-on-pay” advisory votes, the Company’s Board of Directors unanimously determined that the Company will hold an advisory vote on executive compensation on an annual basis, including a vote at the 2016 Annual Meeting of Shareholders. In accordance with the requirements of Section 14A of the Exchange Act, shareholders will have the opportunity to approve or not approve the compensation of the named executive officers through a non-binding vote (commonly known as “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The Company’s compensation program is designed and administered by the Compensation Committee of the Board, which is composed entirely of independent directors and carefully considers many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for the Company’s executives. As discussed in the Compensation Discussion and Analysis, the compensation package for the Company’s named executive officers (who are the officers listed in the Summary Compensation Table in the Executive Compensation section) is designed to support the Company’s objectives of attracting, motivating and retaining the executive talent required to achieve our corporate objectives and increase shareholder value.

The compensation program is based on the Board-approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the amounts paid by our peer group of companies (the “relative market”), (ii) providing short- and long-term incentive awards that are designed to motivate the named executive officers to focus on specific annual and long-term financial, productivity, safety and customer satisfaction performance goals and achieve superior performance while placing a significant amount of total compensation at risk and (iii) paying total direct compensation (base salary and short- and long-term incentive awards) to be competitive with the relative market.

Consistent with the SEC rule implementing the requirement that the Company periodically include a say-on-pay proposal in its proxy statement, the vote on this proposal is advisory and is not binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board value the opinions that shareholders express in their votes and to the extent there is any significant vote against the named executive officer compensation, will consider the outcome of the vote when making future executive compensation decisions and evaluate whether any actions are necessary to address shareholder concerns expressed by such vote. It is expected that the next advisory vote on executive compensation will occur at the 2017 Annual Meeting of Shareholders.

We encourage you to review the complete description of the Company’s executive compensation programs provided in this Proxy Statement, including the Compensation Discussion and Analysis and the accompanying compensation tables.

AUDIT COMMITTEE INFORMATION

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 5 on the Proxy Card)

The Board of Directors Recommends a Vote FOR Ratification.

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2016, subject to ratification of the selection by the shareholders. PricewaterhouseCoopers LLP has been the Company’s independent public accounting firm since 2002. To the committee’s knowledge, at no time has PricewaterhouseCoopers LLP had any direct or indirect financial interest in or connection with the Company or any of our subsidiaries other than for services rendered to the Company as described below.

The committee is composed of independent directors and meets periodically with the Company’s internal auditors and independent registered public accounting firm to review the scope and results of the audit function and the policies relating to auditing procedures. In making its annual recommendation, the committee reviews both the audit scope and proposed fees for the coming year.

An affirmative vote of a majority of the shares represented and voting at the Annual Meeting in person or by proxy (which shares voting affirmatively also constitute at least a majority of the required quorum) is necessary to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company. If the shareholders do not ratify our selection, other certified public accounting firms will be considered and one will be selected by the committee to be the Company’s independent registered public accounting firm for 2016.

During fiscal years 2014 and 2015, PricewaterhouseCoopers LLP provided the following audit, audit-related and other professional services for the Company. The cost and description of these services are as follows:

	2014	2015
Audit Fees:	$2,136,000	$2,100,000

Annual audit/§404 internal control attestation	1,100,000	1,090,000
Quarterly reviews	120,000	125,000
Subsidiary audit	850,000	748,000
Comfort letters and consents	66,000	137,000

The services include the audit of the annual financial statements included in the Company’s Annual Report on Form 10-K, the reviews of unaudited quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q, subsidiary audits, consultation, and comfort letters and consents for various financings and SEC filings, and the assessment of the Company’s internal control over financial reporting.

Audit-Related Fees:	$226,500	$183,500

Benefit plan audits	88,000	115,000
Affiliate rules audit	16,500	16,500
Other (including Form 2-A filings)	122,000	52,000

The services include benefit plan audits, regulatory audits, and regulatory compliance. The 2014 amounts include services relating to the construction services acquisition.

Tax Fees:	$248,500	$321,000

Tax return reviews	36,200	109,000
Tax planning and advice	212,300	212,000

The services include corporate tax return reviews and corporate tax planning and advice. The independent registered public accounting firm’s independence is assessed with respect to tax planning and advice services to be provided, and in light of the prohibition of representing the Company on tax matters before any regulatory or judicial proceeding or providing tax services to Company executives or directors.

All Other Fees:	$172,000	$221,000

Software development advice	172,000	221,000

These services include permitted advisory services with regard to technological systems and software development planning, neither of which were the subject of audit or audit-related services performed.

Under the committee’s charter, the committee must pre-approve all Company engagements of PricewaterhouseCoopers LLP, unless an exception exists under the provisions of the Exchange Act or applicable SEC rules. At the beginning of each audit cycle, the committee evaluates the anticipated engagements of the independent registered public accounting firm, including the scope of work proposed to be performed and the proposed fees, and approves or rejects each service, consistent with its preapproval policy, taking into account whether the services are permissible under applicable laws and the possible impact of each nonaudit service on PricewaterhouseCoopers LLP’s independence from management. The committee also considers whether the independent registered public accounting firm is best positioned to provide effective and efficient service, and whether the service may enhance the Company’s ability to manage and control risk or improve audit quality. Throughout the year, the committee reviews updates of the services actually provided and fees charged by PricewaterhouseCoopers LLP.

Requests for the independent registered public accounting firm to provide additional services are presented to the committee by the Company’s chief financial or accounting officer, on an as-needed basis. The committee has delegated to the chairperson of the committee the authority to evaluate and approve engagements on the committee’s behalf in the event that a need arises for preapproval between committee meetings. Approvals of additional services will be made consistent with the preapproval policy and will be reported to the committee at its next scheduled meeting.

Since the effective date of the preapproval process, the committee has approved, in advance, each new engagement of PricewaterhouseCoopers LLP, and none of those engagements made use of the de minimis exception to the preapproval requirement contained in the SEC rules.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements, if they are so inclined, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The committee, which consists entirely of directors who meet the independence and experience requirements of the NYSE and the SEC, is furnishing the following report:

The committee assists the Board in fulfilling its oversight responsibility by reviewing the financial information provided to shareholders and others, the system of internal control which management and the Board have established, and the audit process. Management is responsible for the Company’s consolidated financial statements, for maintaining internal control over the Company’s financial reporting, and for assessing the effectiveness of that control. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an integrated audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, attesting to the effectiveness of the Company’s internal control over financial reporting based on the audit, and issuing a report thereon. The committee’s role and responsibilities are to monitor and oversee these processes as set forth in a written committee charter adopted by the Board. The committee charter is available on the Company’s website at http://www.swgas.com. The committee reviews and assesses the adequacy of the Charter at least annually and recommends any changes to the Board for approval.

In fulfilling our responsibilities for 2015, the committee:

*	Reviewed and discussed the audited consolidated financial statements, for the year ended December 31, 2015, with management and PricewaterhouseCoopers LLP;

*	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

*	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding their communications with the committee concerning independence, and the committee has discussed their independence with them.

Based on the review and discussions referred to above, the committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

Audit Committee
A. Randall Thoman (Chair)	Robert L. Boughner
Thomas E. Chestnut	Stephen C. Comer
LeRoy C. Hanneman, Jr.	Thomas A. Thomas

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described in this Proxy Statement should come before the Annual Meeting for your consideration, it is intended that the shares represented by our proxies will be voted at their discretion. As of the date of this Proxy Statement, we knew of no other matter which might be presented for shareholder action at the meeting.

SUBMISSION OF SHAREHOLDER PROPOSALS

You are advised that any shareholder proposal intended for consideration at the 2017 Annual Meeting and inclusion in the Company’s proxy materials for that meeting must be received in writing by the Company on or before December 1, 2016. If you intend to offer any proposal at that meeting without using the Company’s proxy materials, written notice of your intended action has to be received by the Company on or before December 1, 2016, in order for your proposal to be considered timely and be presented to shareholders for consideration.

All proposals to be submitted to shareholders must comply with applicable SEC rules. You must submit your proposals for inclusion in the Company’s proxy materials and notices to the Company to the Corporate Secretary, and it is recommended that you send it by certified mail, return receipt requested to ensure timely delivery.

By Order of the Board of Directors

Karen S. Haller Senior Vice President/General Counsel and Corporate Secretary

APPENDIX A

SOUTHWEST GAS CORPORATION

RESTRICTED STOCK/UNIT PLAN1

[1]	This Appendix A presents the terms of the Plan, as amended and restated. Double-underlined mater is new. Matter crossed out is proposed to be deleted.

SOUTHWEST GAS CORPORATION

RESTRICTED STOCK/UNIT PLAN

1.	Purposes of the Plan

The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain, and reward key Employees, including Officers of the Company, with incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate, and retain experienced and knowledgeable independent Directors.

2.	Definitions

The following definitions shall apply as used herein and in the Award Agreements and Notices except as defined otherwise in an Award Agreement or Notices. In the event a term is separately defined in an Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a)	“Administrator” means the compensation committee of the Board or such other Committee appointed to administer the Plan, consisting of independent members of the Board.

(b)	“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

(c)	“Award” means the grant of Restricted Stock or Restricted Stock Units under the Plan.

(d)	“Award Agreement” means a written agreement specifying the terms and conditions of Awards and Restricted Stock Units granted under this Plan executed by the Company and the Grantee, including any amendments thereto.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” means (i) a material act of theft, misappropriation, or conversion of corporate funds committed by the Grantee, or (ii) the Grantee’s demonstrably willful, deliberate, and continued failure to follow reasonable directives of the Board or the Chief Executive Officer of the Company which are within the Grantee’s ability to perform. Notwithstanding the foregoing, for the 24-month period following a Change in Control Event, the Grantee shall not be deemed to have been terminated for Cause unless and until: (1) there shall have been delivered to the Grantee a copy of a resolution duly adopted by the Board in good faith at a meeting of the Board called and held for such purpose (after reasonable notice to the Grantee and an opportunity for the Grantee, together with his or her counsel, to be heard before the Board), finding that the Grantee was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail; and (2) if the Grantee contests such finding (or a conclusion that he or she has failed to timely cure the performance in response thereto), the arbitrator, by final determination in an arbitration proceeding pursuant to Section 17 hereof, has concluded that the Grantee’s conduct met the standard for termination for Cause above and that the Board’s conduct met the standards of good faith and satisfied the procedural and substantive conditions of this Section 2(f) (collectively, the “Necessary Findings”). The Grantee’s costs of the arbitration shall be advanced by the Company and shall be repaid to the Company if the arbitrator makes the Necessary Findings.

(g)	“Change in Control Event” means the consummation of any of the following:

(i)	The dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii) below.

(ii)	A merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries or other affiliates (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a Parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company immediately before the Business Combination; and (B) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination. The shareholders before and after the Business Combination shall be determined on the presumptions that (x) there is no change in the record ownership of the Company’s securities from the record date for such approval until the consummation of the Business Combination; and (y) record owners of securities of the Company hold no securities of the other parties to such reorganization.

(iii)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than an Excluded Person, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of Directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above.

(iv)	During any period not longer than twelve consecutive months, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least three-quarters of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(v)	Notwithstanding the foregoing, prior to the occurrence of any of the events described in clause (ii) through (iv) above, the Board may determine that such an event shall not constitute a Change in Control Event for purposes of the Plan and Awards granted under it.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means the Compensation Committee of the Board or such other committee composed of independent members of the Board.

(j)	“Common Stock” means the common stock of the Company.

(k)	“Company” means Southwest Gas Corporation, a California corporation, or any successor entity that adopts the Plan in connection with a Change in Control Event.

(l)	“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director, or consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director, or consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director, or consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m)	“Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(n)	“Director” means a non-Employee member of the Board or the board of directors of any Related Entity.

(o)	“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than one hundred and eighty (180) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(p)	“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)	“Excluded Person” means (i) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (ii) the Company, or (iii) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

(s)	“Grantee” means an Employee or Director who receives an Award under the Plan.

(t)	“Notice” means the written notice memorializing the grant of each Award hereunder and specifying, among other things, the date, number of Restricted Stock Units granted and vesting schedule applicable to each such Award.

(u)	“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)	“Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(x)	“Plan” means this Restricted Stock/Unit Plan.

(y)	“Related Entity” means any Parent or Subsidiary of the Company.

(z)	“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(aa)	“Restricted Stock Units” or “Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for Shares or other securities or a combination of Shares or other securities as established by the Administrator.

(bb)	“Retirement” means:

(i)	with respect to Employees, a termination of an Employee’s employment with the Company or a Related Entity on or after the Employee has attained his or her early retirement date or normal retirement date as defined in the Retirement Plan for Employees of Southwest Gas Corporation, as amended and in effect from time to time.

(ii)	with respect to non-Employee Directors, a termination of a Director’s service to the Company or a Related Entity as a Director on or after his or her “normal retirement date” which is the earlier of the first day of the month following the month in which the non-Employee Director (A) reaches age seventy-two (72), or (B) has completed at least ten (10) years of service (in the aggregate) to the Company or a Related Entity as a Director.

(cc)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(dd)	“Share” means a share of the Common Stock.

(ee)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan

(a)	Subject to the provisions of Section 9 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 1,050,000 ~~650,000~~ Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)	Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expired (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited such Shares shall become available for future grant under the Plan. During the ten (10) year period following approval of the Plan by the Company’s shareholders and to the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) and Applicable Law, any Shares covered by an Award, which are surrendered in satisfaction of tax withholding obligations incident to the vesting of an Award, shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

4.	Administration of the Plan

(a)	Plan Administrator.

(i)

Administration with Respect to Covered Employees, Directors, and Officers. With respect to grants of Awards to Covered Employees, Directors, and Employees who are also Officers or Directors of the Company, the Plan shall be administered by a Committee designated by the Board, which Committee (A) shall be comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation and (B) shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)	to select the Employees and Directors to whom Awards may be granted from time to time hereunder;

(ii)	to determine whether and to what extent Awards are granted hereunder;

(iii)	to determine the number of Shares or Restricted Stock Units to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions of any Award granted hereunder;

(vi)	to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii)	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan; and

(viii)	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive, and binding on all persons having an interest in the Plan.

(c)	Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

5.	Eligibility

Awards may be granted to Employees and Directors. An Employee or Director who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6.	Terms and Conditions of Awards

(a)	Designation of Award. Each Award shall be designated in a Notice and shall be subject to the terms and conditions of an Award Agreement.

(b)

Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule (if any), resale restrictions applicable to the Shares issued pursuant to Awards, forfeiture provisions, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) operating costs, (vi) gross margin, (vii) return on equity, (viii) return on assets, (ix) return on investment, (x) operating income, (xi) net operating income, (xii) pre-tax profit, (xiii) cash flow, (xiv) revenue, (xv) expenses, (xvi) earnings before interest, taxes and depreciation, (xvii) economic value added, (xviii) market share, (xix) gas segment return on equity, (xx) customer to employee ratio, (xxi) customer service satisfaction, (xxii) performance of the Company relative to a peer group of companies and/or indexes, (xxiii) individual performance, (xxiv) safety goals, (xxv) financial performance of subsidiaries or individual business segments and/or operating regions. The performance criteria may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition and to the extent appropriate, the performance criteria will be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual, or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance criteria applicable to the Awards intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award intended to be performance-based compensation; provided however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the performance criteria are established if so determined by the Committee. Certain provisions, terms and conditions applicable to Awards have been set forth in Appendix A and Appendix B hereto.

(c)	Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption, or substitution for, outstanding Awards or obligations to grant future Awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase, or other form of transaction.

(d)	Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(e)	Individual Limit for Restricted Stock and Restricted Stock Units. For Awards of Restricted Stock and Restricted Stock Units that are intended to be Performance-Based Compensation, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be 20,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9 below.

(f)	Transferability of Awards. Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(g)	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award.

7.	Taxes

No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any federal, state, local, or non-U.S. income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon the issuance of Shares, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the vesting of an Award.

8.	Conditions Upon Issuance of Shares

(a)	If at any time the Administrator determines that the delivery of Shares pursuant to an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)	As a condition to the exercise or issuance of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

9.	Adjustments Upon Changes in Capitalization

Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number of Shares subject to an Award.

10.	Change in Control Event

Except as provided otherwise in an Award Agreement or a Notice, in the event of a Change in Control Event, each Award which is at the time outstanding under the Plan automatically shall (i) become fully vested and be released from any repurchase, forfeiture, or transfer restrictions and (ii) with respect to Restricted Stock Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event, for all of the Shares or Units at the time represented by such Award.

11.	Effective Date and Term of Plan

The Plan was originally effective upon its adoption by the Board and was continued by an affirmative vote of shareholders at the Company’s 2007 Annual Meeting for an initial term of ten (10) years from the original effective date. ~~If the~~An extension of the Plan ~~is~~was approved by shareholders at the 2012 Annual Meeting, and the term of the Plan ~~shall be~~was extended for a term ending May 31, 2017. If the extension of the Plan is approved at the 2016 Annual Meeting, the term of the Plan shall be extended for a term ending May 31, 2021. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws. If the Plan, as amended and restated, is not approved by shareholders at the ~~2012~~2016 Annual Meeting, Awards shall not be payable under the Plan with respect to periods beginning in ~~2012~~2016.

12.	Amendment, Suspension, or Termination of the Plan

(a)	The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws.

(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)	No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Grantee.

13.	Reservation of Shares

(a)	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.	No Effect on Terms of Employment/Consulting Relationship

The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed “at will” is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

15.	No Effect on Retirement and Other Benefit Plan

Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16.	Construction

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

17.	Arbitration and Litigation

(a)	Any dispute, controversy, or claim arising out of or in respect to this Plan (or its validity, interpretation, or enforcement) or the subject matter hereof must be submitted to and settled by arbitration conducted before a single arbitrator (chosen from a list of arbitrators provided by the American Arbitration Association with each party hereto taking alternate strikes and the remaining arbitrator hearing the dispute). The arbitration will be conducted in Clark County, Nevada, in accordance with the then current rules of the American Arbitration Association or its successor. The arbitration of such issues, including the determination of any amount of damages suffered, will be final and binding upon the parties to the maximum extent permitted by law. The arbitrator in such action will not be authorized to change or modify any provision of the Plan. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator will award reasonable legal fees and expenses (including arbitration costs) to the prevailing party upon application therefor. The parties consent to the jurisdiction of the Supreme Court of the State of Nevada and of the U.S. District Court for the District of Nevada for all purposes in connection with arbitration, including the entry of judgment of any award.

(b)	Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses, and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents and employees, and all others acting on behalf or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration, the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration to perform, correct, vacate, or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

APPENDIX A TO THE RESTRICTED STOCK/UNIT PLAN

TARGET AWARD OPPORTUNITY FOR EACH GRANTEE

Position	% of Year-End Base Salary	Range of Award Grant*
Chief Executive Officer	45	22.5 to 67.5
President	30	15.0 to 45.0
Executive Vice President	25	12.5 to 37.5
Senior Vice President	20	10.0 to 30.0
Vice President	15	7.5 to 22.5
Other Participants	10	5.0 to 15.0
Non-Employee Directors		800 Restricted Stock or Stock Units

*	Awards granted pursuant to the Plan will range from 50 percent to 150 percent of the target Award opportunity for each participant, other than non-Employee Directors, established for the initial Award. The actual Award will be determined based on the three-year average Management Incentive Plan payout percentage (the “MIP Payout Percentage”) for the three years immediately preceding the Award determination date. The threshold to earn an Award will be a MIP Payout Percentage of 90. The Award will increase by five percent for each one percentage point increase in the MIP Payout Percentage until such percentage equals 100, then the increase will be reduced to two and one-half percent for each percentage point increase through 120.

*	Awards granted pursuant to the Plan to Directors will be set at 800 Restricted Stock or Stock Units per year.

*	Once the Awards are established, they will be converted into Restricted Stock or Stock Units, based on the average of the closing prices of the Common Stock on the New York Stock Exchange for the first five trading days of the month in which the award is granted.

1.	Vesting Schedule of Awards

(a)	Awards to Employees.

(i)

With respect to Awards to Employees, unless otherwise set forth in an Award Agreement, a Notice or in an amendment to this Appendix A, the Shares or Units subject to an Award shall vest and be paid out in Common Stock over a three (3) year period as follows: forty percent (40%) of the Shares or Units subject to the Award shall vest on the 4th of January following the Award (the “Vesting Commencement Date”) and thirty percent (30%) of the Shares or Units subject to the Award shall vest on each of the second and third anniversaries of the Vesting Commencement Date.

(ii)	During any authorized leave of absence, the vesting of the Shares or Units awarded to Employees only as provided above shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Shares or Units shall resume upon the Employee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Shares or Units shall be extended by the length of the suspension.

(iii)	Notwithstanding the foregoing, in the event the Employee’s Continuous Service terminates as the result of Death, Retirement, or Disability, the Employee will be entitled to receive the Award for the current Plan year determined on a pro rata basis according to the number of months actually worked during the current year while participating in the Plan. This Section 1(a)(iii) of Appendix A is effective January 17, 2012 with retroactive and prospective effect.

(iv)	With respect to Restricted Stock Units, Awards shall be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Employee and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth in the applicable Notice or Award Agreement as if such Units had been issued on the date of such Award (if any).

(v)	Notwithstanding the foregoing, in the event the Employee’s Continuous Service terminates as the result of Death, Retirement, or Disability, 100% of the Shares or Units shall become fully vested and no longer subject to forfeiture to the Company. In the event of a Change in Control Event, each Award which is at the time outstanding under the Plan automatically shall (i) become fully vested and be released from any repurchase, forfeiture, or transfer restrictions and (ii) with respect to Restricted Stock Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event, for all of the Shares or Units at the time represented by such Award.

(b)	Awards to Directors. Subject to the Director’s Continuous Service, Awards shall vest in accordance with either of the following schedules:

(i)

Forty percent (40%) of the Shares or Units subject to an Award shall vest on the 4th of January following the award (Vesting Commencement Date), and thirty percent (30%) on each of the second and third anniversaries of the Vesting Commencement Date. Vesting of the Shares or Units shall accelerate so that one hundred percent (100%) of the Shares or Units subject to the Award shall vest (i) in the event of a Change in Control Event and, with respect to Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event or (ii) upon termination of the Director’s Continuous Service as a result of death, Disability, or Retirement. Notwithstanding the foregoing, Shares or Units subject to an Award granted on or after January 17, 2012, shall vest on the Award Date. With respect to Restricted Stock Units, the conversion of the Units into Shares, however, will not occur until the Director’s Continuous Service terminates, or immediately prior to a Change in Control Event.

(ii)	With respect to Restricted Stock Units, Awards shall be credited with notional dividends at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Director and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth in the applicable Award Agreement as if such Units had been issued on the date of such Award (if any).

APPENDIX B TO THE RESTRICTED STOCK/UNIT PLAN

ADDITIONAL GRANTS TO NON-EMPLOYEE DIRECTORS

Commencing January 2009, non-Employee Directors will be entitled to receive annual grants of Restricted Stock Units tied to the performance of the Company. Each non-Employee Director will receive a target Award opportunity of 1,000 Units.

The Award granted will range from 50 to 150 percent of the target Award opportunity for each non-Employee Director. The Awards granted annually will be determined based on the three-year average Management Incentive Plan payout percentage (the “MIP Payout Percentage”) for the three years immediately preceding the Awards determination date. The threshold to earn Awards will be a MIP Payout Percentage of 90. The Awards will increase by five percent for each one percentage point increase in the MIP Payout Percentage until such percentage equals 100, then the increase will be reduced to two and one-half percent for each percentage point increase through 120.

Vesting Schedule of Awards

Subject to the Director’s Continuous Service, Awards shall vest in accordance with either of the following schedules:

(a)

Forty percent (40%) of the Units subject to each annual Award shall vest on the 4th of January following the award (the “Vesting Commencement Date”), and thirty percent (30%) on each of the second and third anniversaries of the Vesting Commencement Date. Vesting of the Units shall accelerate so that one hundred percent (100%) of the Units subject to the Award shall vest (i) in the event of a Change in Control Event and, with respect to Units, be converted in full to Shares, immediately prior to the specified effective date of the consummation of such Change in Control Event or (ii) upon termination of the Director’s Continuous Service as a result of death, Disability, or Retirement. Notwithstanding the foregoing, Shares or Units subject to an Award granted on or after January 17, 2012, shall vest on the Award Date. Conversion of the vested Units into Shares, however, will not occur until the Director’s Continuous Service terminates, or immediately prior to a Change in Control Event.

(b)	With respect to the Awards, notional dividends shall be credited at the same time, in the same form, and in equivalent amounts as dividends that are payable from time to time on the Common Stock. Any such notional dividends shall be valued as of the date on which they are credited and reallocated to acquire additional Units. Such additional Units shall vest in accordance with the vesting schedule set forth above, as if such Units had been issued on the date of such Awards.

SWX1PS2016

SOUTHWEST GAS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 4, 2016

at 4:00 P.M. Pacific Time

CILI RESTAURANT AT BALI HAI GOLF CLUB

5160 Las Vegas Blvd. South

Las Vegas, Nevada

5241 Spring Mountain Road Las Vegas, NV 89150-0002	PROXY

This proxy will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR the listed nominees (Proposal 1), FOR amendment and reapproval of the Restricted Stock/Unit Plan (Proposal 2), FOR approval of the Bylaw amendment (Proposal 3), FOR Approval, on an advisory basis, of executive compensation (Proposal 4) and FOR auditor selection ratification (Proposal 5). Further, if cumulative voting rights for the election of directors (Proposal 1) are exercised at the meeting, the Proxies, unless otherwise instructed, will cumulatively vote their shares as explained in the Proxy Statement.

The undersigned hereby revokes all previously granted proxies and appoints LeRoy C. Hanneman, Jr. and Michael J. Melarkey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated by telephone, by internet or by mail, all the shares of Common Stock of the undersigned at the 2016 Annual Meeting of Shareholders of Southwest Gas Corporation, and at any adjournments thereof; and at their discretion, with authorization to vote such shares on any other matters as may properly come before the meeting or any adjournment thereof.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL	VOTE
www.proxypush.com/swx	1-800-883-3382		IN PERSON

Use the Internet to vote your proxy until 11:59 p.m. Central Time on May 3, 2016.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. Central Time on May 3, 2016.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.	Directions to attend the Annual Meeting and vote in person are included on the map on page M-1 of the Notice of 2016 Annual Meeting of Shareholders and Proxy Statement. If you own your shares in street name through a broker or other nominee, you must provide proof of identification and proof that you were the owner of the shares on March 8, 2016.

If you vote your proxy by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1 through 5.

1.	Election of Directors:	01 Robert L. Boughner 02 José A. Cárdenas 03 Thomas E. Chestnut	07 Anne L. Mariucci 08 Michael J. Melarkey 09 A. Randall Thoman	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
		04 Stephen C. Comer	10 Thomas A. Thomas
		05 LeRoy C. Hanneman, Jr.	11 Terrence L. Wright
06 John P. Hester

ò    Please fold here – Do not separate    ò

To withhold authority to vote for a particular nominee, mark the Vote FOR all nominees (except as marked) box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not listed.

2.	To AMEND AND REAPPROVE the Company’s Restricted Stock/Unit Plan.	☐ For	☐ Against	☐ Abstain

3.	To APPROVE an amendment to the Company’s Bylaws to reduce the upper and lower limits of the range of required directors.	☐ For	☐ Against	☐ Abstain

4.	To APPROVE, on an advisory basis, the Company’s executive compensation.	☐ For	☐ Against	☐ Abstain

5.	To RATIFY the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2016.	☐ For	☐ Against	☐ Abstain
THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

The Board of Directors recommends a vote FOR the nominees (Proposal 1), FOR amendment and reapproval of the Restricted Stock/Unit Plan (Proposal 2), FOR approval of the Bylaw amendment (Proposal 3), FOR approval, on an advisory basis, of executive compensation (Proposal 4) and FOR auditor selection ratification (Proposal 5).

Date
Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.